EXHIBIT 4.1
EXECUTION VERSION

INDENTURE
Dated as of November 16, 2007,
among
MOLECULAR INSIGHT PHARMACEUTICALS, INC.,
THE GUARANTORS PARTY FROM TIME TO TIME HERETO,
as Subsidiary Guarantors,
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Trustee and as Collateral Agent
Senior Secured Floating Rate Bonds due 2012

(continued)

(continued)

(continued)

(continued)

Page

Section 10.08. Governing Law; Submission to Jurisdiction	82

Section 10.09. No Adverse Interpretation of Other Agreements	82

Section 10.10. No Recourse Against Others	82

Section 10.11. Successors	82

Section 10.12. Duplicate Originals	82

Section 10.13. Severability	83

Section 10.14. Waiver of Jury Trial	83

Section 10.15. Authorization of Actions To Be Taken by the Collateral Agent under the Financing Documents	83

Section 10.16. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents	83

Schedule I	-	Existing Indebtedness	I-1
Schedule II		Existing Investments	II-1
Schedule III		Existing Liens	III-1
Schedule IV		Existing Burdensome Restrictions	IV-1
Schedule V		Primary Product Adjustment Amounts	V-1

Exhibit A	-	Form of Bond	A
Exhibit B	-	Form of Global Legend	B
Exhibit C Exhibit D Exhibit E	- -	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors
Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S
		Subordination Terms	C D E
Exhibit F	-	Form of Landlord Waiver	F
Exhibit G	-	Form of Bailee Waiver	G
Exhibit H	-	Form of Consignee Waiver	H
Exhibit I	-	Form of Control Agreements	I
NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

     vi

     INDENTURE, dated as of November 16, 2007 (this “Indenture”), among MOLECULAR INSIGHT PHARMACEUTICALS, INC., a Massachusetts corporation (the “Company”), the SUBSIDIARY GUARANTORS (as herein defined) party from time to time hereto and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).
RECITALS:
     WHEREAS, the Company has duly authorized the creation of its Senior Secured Floating Rate Bonds due 2012 and, to provide therefor, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture; and
     WHEREAS, all things necessary to make the Senior Secured Floating Rate Bonds due 2012, when duly issued and executed by the Company, as applicable, and authenticated and delivered hereunder, the valid obligations of the Company and to make this Indenture a valid and binding agreement of each of the Company and the Subsidiary Guarantors, have been done;
     NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
     Section 1.01. Definitions.
     “144A Global Bonds” has the meaning set forth in Section 2.01.
     “Acceleration Notice” has the meaning set forth in Section 5.02(a).
     “Acquisition Consideration” means, for any acquisition, the purchase consideration for such acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any Person or business; provided, however, that “Acquisition Consideration” shall not include royalties paid or payable by the Company or any Subsidiary in respect of any Product under any in-bound licensing agreement, except to the extent the exclusion of such royalties would reduce the Acquisition Consideration below the Fair Market Value for such acquisition.
     “Affiliate” means , with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
     “Agent” means any Registrar, Paying Agent or co-Registrar.

     “Agent Members” has the meaning set forth in Section 2.14(a) and means a Person who has an account with DTC, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).
     “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Bond, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.
     “Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.
     “Authenticating Agent” has the meaning set forth in Section 2.02.
     “Bankruptcy Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Board of Directors” means, as to any Person, the board of directors or similar governing body of such Person or any duly authorized committee thereof.
     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Bonds” means the Original Bonds and the PIK Bonds.
     “Business” shall mean the research, development and, upon receipt of all necessary governmental approvals and authorizations, distribution, marketing, sale, license or other commercial exploitation of the Primary Products and any other biopharmaceutical product candidates developed by the Company.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the state where the Corporate Trust Office is located .
     “Calculation Agency Agreement” means the Calculation Agency Agreement dated as of the Issue Date between the Company and the Calculation Agent.
     “Calculation Agent” means The Bank of New York Trust Company, N.A., in its capacity as calculation agent under the Calculation Agency Agreement, and its successors.
     “Calculation Date” means each March 31, June 30, September 30 and December 31 of each year, starting on December 31, 2007.

     “Calculation Period” means, on any Calculation Date, the most recently completed four fiscal quarters of the Company or, if fewer than four consecutive fiscal quarters of the Company have been completed since the Issue Date, the fiscal quarters of the Company that have been completed since the Issue Date.
     “Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) and maintenance, refurbishment or upgrading equipment, machinery, fixed assets and real property improvements which under GAAP would be regarded as capital expenditure. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such insurance proceeds, as the case may be.
     “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
     “Cash Equivalents” means:
          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;
          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;
          (4) time deposits, certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;
          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;
          (6) demand deposits, including interest-bearing money market accounts, trust funds, trust accounts, interest-bearing deposits of depositary institutions, including the Trustee or any of its Affiliates, so long as the long-term senior, unsecured ratings by S&P and Moody’s of such depositary institution are AA (or the equivalent) or higher; and
          (7) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

     “Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 30% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account, without duplication, all such securities that such person or group has the right to acquire pursuant to any option right).
     “Clearstream” means Clearstream Banking, societe anonyme, and its successors.
     “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto.
     “Collateral” shall mean collateral as such term is defined in the Security Agreement, all property mortgaged under the Mortgages and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Document.
     “Collateral Agent” has the meaning set forth in the preamble to this Indenture and any successor under this Indenture.
     “Collateral Documents” means, collectively, the Security Agreement and each Mortgage, in each case, as the same may be in force from time to time.
     “Common Stock” means the common stock of the Company, par value $0.01 per share.
     “Company” has the meaning set forth in the preamble to this Indenture or any successor under this Indenture.
     “Consolidated Amortization and Depreciation Expense” means, for any period, all depreciation and amortization expenses of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Company and its Subsidiaries for the most recently completed Calculation Period plus (a) the following to the extent deducted in determining such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) Consolidated Tax Expense for such period, (iii) Consolidated Amortization and Depreciation Expense for such period, and (iv) the aggregate amount of all other non-recurring expenses and recurring compensation expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Company and its Subsidiaries for such Calculation Period), and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Consolidated Tax Credits for such period and (ii) the aggregate amount of all non-cash items increasing Consolidated Net Income (in each case of or by the Company and its Subsidiaries for such Calculation Period).
     “Consolidated Interest Expense” means, for any period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money

(including, without duplication, capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Company and its Subsidiaries on a consolidated basis for such period.
     “Consolidated Net Income” means, at any date of determination, the net income of the Company and its Subsidiaries (excluding extraordinary gains and extraordinary losses) determined on a consolidated basis in accordance with GAAP for the most recently completed Calculation Period.
     “Consolidated Tax Credits” means, for any period, the Federal, state, local and foreign income tax credits of the Company and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.
     “Consolidated Tax Expense” means, for any period, the aggregate Federal, state, local and foreign income taxes of the Company and its Subsidiaries payable for such period, determined on a consolidated basis in accordance with GAAP.
     “Contractual Obligation” means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
     “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Control Account” has the meaning set forth in Section 4.15(a).
     “Control Agreement” means each tri-party deposit account, securities account or commodities account control agreement by and among the Company or the applicable Subsidiary, the Collateral Agent and the bank, securities intermediary or commodities intermediary, and each (x) in form and substance substantially similar to the form attached as Exhibit I or (y) in form and substance approved by the Collateral Agent in its sole discretion (in accordance with Section 6.02(m) hereof), and in any event providing to the Collateral Agent “control” of such deposit account, securities account or commodities account within the meaning of Articles 8 and 9 of the UCC; provided that in no event shall the Collateral Agent be required to indemnify the Company or any bank, securities intermediary or commodities intermediary pursuant thereto.
     “Corporate Trust Office” shall be the office at the address specified in Section 10.02 hereof, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Covenant Defeasance” has the meaning set forth in Section 7.01(c).
     “CUSIP number” has the meaning set forth in Section 2.12.
     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
     “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.
     “Disposition” or “Dispose” means the direct or indirect sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any expropriation or other compulsory disposition) of any property (including tangible and intangible) by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
     “Dividend” with respect to any Person means any dividend on or return of equity capital by such Person to the holders of its Equity Interests or any other distribution, payment or delivery of property or cash by such Person to the holders of its Equity Interests as such, or any redemption, retirement, purchase or other acquisition, directly or indirectly, by such person for consideration of any of its Equity Interests outstanding (or any options or warrants issued by such Person with respect to its Equity Interests), or the setting aside of any funds for any of the foregoing purposes, or the purchase or other acquisition for consideration by any Subsidiary of such person of any of the Equity Interests of such Person outstanding (or any options or warrants issued by such person with respect to its Equity Interests).
     “DTC” means The Depository Trust Company, its nominees and successors.
     “ENSR Reliance Letter” means the reliance letter dated as of November 16, 2007 between ENSR Corporation and the Collateral Agent.
     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
     “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, options or other rights for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, membership or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute or statutes thereto.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA with respect to a Pension Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.
     “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
     “Event of Default” has the meaning set forth in Section 5.01.
     “Excess Free Cash Flow” means, for any Excess Free Cash Flow Period, without duplication, (a) Consolidated EBITDA for such period, minus (b) Consolidated Tax Expense actually paid in cash by the Company and its Subsidiaries (net of any refunds received) during such period, minus (c) Consolidated Interest Expense actually paid in cash by the Company and its Subsidiaries during such period, minus (d) the amount of Capital Expenditures during such period (other than Capital Expenditures to the extent funded by (x) capital contributions or (y) cash proceeds from Dispositions not applied as a redemption of the Bonds in accordance with Section 3.01(a)), minus (e) to the extent otherwise included in Consolidated EBITDA, any upfront fees received during such period in connection with the out-bound licensing of any Product permitted hereunder, plus (or minus) (f) any net cash gains received (or net cash losses incurred) by the Company and its Subsidiaries in respect of any non-recurring item during such period (other than any net gains permitted to be applied for another purpose hereunder in lieu of a mandatory redemption of the Bonds in accordance with Section 3.01(a)), plus (g) any net cash gains received by the Company and its Subsidiaries in respect of any non-recurring item during any prior Excess Free Cash Flow Period and permitted to be applied for another purpose hereunder in lieu of a mandatory redemption of the Bonds in accordance with Section 3.01(a), but not applied within the required time period, which period ended during such Excess Free Cash Flow Period, plus (in the case of a decrease) and minus (in the case of an increase) (h) the change in the average Working Capital of the Company and its Subsidiaries for such period, plus (i) interest income received by the Company and its Subsidiaries during such period.
     “Excess Free Cash Flow Period” shall mean the fiscal year commencing January 1, 2009 and each fiscal year thereafter.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.
     “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustments and any arbitration award, judgment or settlement of a legal claim; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (a) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of Section 3.01(a) or (b) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.
     “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.
     “Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.
     “Financing Documents” means, collectively, this Indenture, the Bonds, the Purchase Agreements, any Subsidiary Guarantee, the Collateral Documents and the Calculation Agency Agreement.
     “GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.
     “Global Bonds” means, collectively, the 144A Global Bonds, the IAI Global Bonds and the Regulation S Global Bonds, as applicable.
     “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Guarantee” means, as to any Person, (a) any obligation, agreement, understanding or arrangement of such Person guaranteeing or intended to guarantee any Indebtedness, leases or other obligation (“primary obligations”) payable or performable by another Person (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) any such primary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of any such primary obligation of the payment or performance of such primary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay any such primary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of any such primary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any primary obligation of any other Person, whether or not such primary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount set forth in the written agreement evidencing such Guarantee or, in the absence of a written agreement, the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Holder” means the Person in whose name a Bond is registered on the registrar’s books.
     “IAI Global Bonds” has the meaning set forth in Section 2.01.
     “incur” has the meaning set forth in Section 4.17.

     “Indebtedness” means, as to any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c) net obligations of such Person under any interest, currency or other swap transaction;
(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and not past due for more than 60 days after the date on which such trade account was created);
(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;
(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h) all Guarantees of such Person in respect of any of the foregoing.
     For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venture partner, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any interest, currency or other swap or hedge transaction on any date shall be deemed to be the Swap Termination Value thereof as of such date.
     Notwithstanding the foregoing, it is understood and agreed that Indebtedness shall not include obligations under agreements providing for the adjustment of the purchase price, working capital or similar adjustments in connection with any Investment or Disposition permitted under this Indenture to the extent that such obligations are contingent.
     “Indemnified Party” has the meaning set forth in Section 6.07.
     “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

     “Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
     “Intellectual Property” has the meaning set forth in the Security Agreement.
     “Interest Payment Date” means February 1, May 1, August 1 and November 1, commencing February 1, 2008.
     “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
     “Issue Date” means November 16, 2007.
     “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Legal Defeasance” has the meaning set forth in Section 7.01(b).
     “Legal Holiday” has the meaning set forth in Section 10.07.
     “Leverage Ratio” means, as of any date of determination, the ratio of (a) Indebtedness of the Company and its Subsidiaries as of such date to (b) Consolidated EBITDA as of such date.
     “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).
     “Margin Stock” has the meaning specified in Regulation U.
     “Material Adverse Effect” means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any Subsidiary Guarantor to perform its obligations under the Financing Documents, (c) the rights and remedies of the Trustee and the Holders under the Financing Documents or (d) the legality, validity, binding effect or enforceability against the Company or any Subsidiary Guarantor of any Financing Document to which it is a party.
     “Material Contract” means, with respect to any Person, each contract to which such Person is a party (other than the Financing Documents) for which (a) aggregate payments exceed $1,000,000 per year or $5,000,000 in the aggregate or (b) breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect, or (c) has a Fair Market Value in excess of $1,000,000 in the aggregate and relates to a Primary Product.

     “Material Event” means an event that by its scope or need for regulatory approval cannot reasonably be corrected in 6 months.
     “Maturity Date” means November 16, 2012.
     “Moody’s” means Moody’s Investors Service, Inc., and its successors.
     “Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on the Premises, as well as the other Collateral secured by and described in such mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents, as each may be amended or supplemented from time to time in accordance with its terms.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Net Cash Proceeds” means:
(1) with respect to any Disposition by the Company or any of its Subsidiaries, or any Extraordinary Receipt received or paid to the account of the Company or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents actually received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received, but excluding any cash or Cash Equivalents used to satisfy termination payments under a Capitalized Lease) over (ii) the sum of (A) all fees and out-of-pocket expenses (including underwriting discounts, commissions, brokerage fees and collection expenses) incurred by the Company or such Subsidiary in connection with such transaction, (B) taxes reasonably estimated to be actually payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith or otherwise in respect of such transaction, (C) in the case of a Disposition, payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Bonds) that is secured by a Lien on the assets in question and that is required to be repaid under the terms thereof as a result of such Disposition, (D) reasonable amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such transaction, and (E) any amounts required to be deposited into escrow in connection with the closing of such Disposition (until any such amounts are released therefrom to Company or any of its Subsidiaries); and
(2) with respect to any incurrence or issuance of Indebtedness or the issuance of equity by the Company or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents actually received in connection with such transaction over (ii) the underwriting discounts and commissions or similar payments, and all other fees and out-of-pocket expenses, incurred by the Company or such Subsidiary in connection therewith.
     “Non-Material Subsidiary” means, at any time, any Subsidiary or group of Subsidiaries of the Company having assets in an amount lower than 2.5%, on an individual basis, or 5%, taken together as a group, of the amount of total consolidated assets of the Company and its Subsidiaries or revenues in an amount lower than 2.5%, on an individual basis, or 5%, taken together as a group, of the amount of total consolidated revenues of the Company and its Subsidiaries, in each case, for the most recently completed four fiscal quarters of the Company or, if fewer than four consecutive fiscal quarters of the Company have been completed since the Issue Date, the fiscal quarters of the Company that have been completed since the Issue Date.
     “Non-Primary Product” means a Product that is not a Primary Product.
     “Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Company or Subsidiary Guarantors arising under any Financing Document or otherwise with respect to any Bonds, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company or Subsidiary Guarantors or any Affiliate thereof of any proceeding under any Bankruptcy Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “Officer” means the Chief Executive Officer, the President, any Financial Officer or any Vice President of the Company.
     “Officers’ Certificate” means a certificate signed by two Officers of the Company, at least one of whom shall be a Financial Officer of the Company, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of internal or external counsel to the Company who shall be reasonably acceptable to the Trustee and/or the Collateral Agent, as applicable, complying with the requirements of Sections 10.04 and 10.05, as they relate to the giving of an Opinion of Counsel.
     “Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and the operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Original Bonds” means the $150,000,000 aggregate principal amount of the Company’s Senior Secured Floating Rate Bonds due 2012.
     “Paying Agent” has the meaning set forth in Section 2.03.
     “PBGC” means the Pension Benefit Guaranty Corporation.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

     “Permitted Dispositions” means, without duplication, each of the following:
     (1) Dispositions of obsolete, worn out or surplus property or inventory, whether now owned or hereafter acquired, in the ordinary course of business;
     (2) Dispositions of inventory in the ordinary course of business;
     (3) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the Acquisition Consideration of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the Acquisition Consideration of such replacement property;
     (4) Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that (i) if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must either be the Company or a Subsidiary Guarantor and (ii) the Lien of the Collateral Agent granted over such property shall remain in effect;
     (5) Dispositions constituting the making of Permitted Investments;
     (6) Dispositions permitted by Section 4.20;
     (7) Dispositions to the extent constituting a Restricted Payment permitted by Section 4.22 and Liens permitted by Section 4.18;
     (8) leases, subleases, licenses or sublicenses of property (other than Intellectual Property) in the ordinary course of business and which do not materially interfere with the value of such property or with the Company’s ability or the ability of any of its Subsidiaries to operate its business;
     (9) transfers of property subject to any condemnation or eminent domain (or deed in lieu thereof) upon receipt of the casualty proceeds of such event;
     (10) Dispositions in the ordinary course of business consisting of the abandonment of Intellectual Property which, in the reasonable good faith determination of the Company, is not material to the conduct of the business of the Company and its Subsidiaries, taken as a whole;
     (11) Dispositions consisting of out-bound licensing arrangements solely with respect to a Non-Primary Product, and Dispositions consisting of out-bound licensing arrangements in which a Primary Product is licensed for sale only outside of the United States, in each case, consistent with the Company’s past practices and in accordance with its business plans;
     (12) Dispositions of overdue accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof and consistent with the Company’s past practices;
     (13) Dispositions of Permitted Investments of the type described under clause (10) of the definition thereof;
     (14) Dispositions of Investments in Cash Equivalents for cash or Cash Equivalents in the ordinary course of business;

     (15) Dispositions consisting of a sale of a Non-Primary Product; and
     (16) other Dispositions (other than a Disposition of a Primary Product) in aggregate amount not in excess of $1,000,000 in any consecutive 12 month period, provided that such Disposition proceeds shall be used to repay the Bonds in accordance with Section 3.01(a) and proceeds shall be held as cash collateral as required by Section 3.01(c).
     “Permitted Indebtedness” means, without duplication, each of the following:
     (1) Indebtedness represented by (x) the Original Bonds in an aggregate outstanding principal amount not to exceed the sum of $150,000,000 and the aggregate amount of PIK Bonds and (y) the related Subsidiary Guarantees;
     (2) Indebtedness outstanding on the date hereof and listed on Schedule I and any refinancings, refundings, renewals or extensions thereof; provided that (i) any such refinancing or renewed Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced or renewed, plus, any accrued and unpaid interest thereon, the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and (ii) the terms relating to principal amount, amortization, maturity (no sooner than the original maturity), collateral (no different in scope or seniority than the original collateral) (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Company and its Subsidiaries and the Holders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;
     (3) [Reserved];
     (4) Indebtedness of a Subsidiary of the Company owed to the Company or a wholly-owned Subsidiary of the Company, which Indebtedness shall (i) constitute “Pledged Debt” under the Security Agreement, (ii) be subordinated in right of payment to the indefeasible payment in full of Indebtedness under the Subsidiary Guarantees on terms no less favorable to the Secured Parties than the terms set forth in Exhibit E, and (iii) be otherwise permitted under the provisions of Section 4.19;
     (5) Guarantees of the Company or any of its Subsidiaries in respect of Indebtedness otherwise permitted hereunder;
     (6) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in clause (9) of the definition of Permitted Liens; provided, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $2,000,000 in any year or $5,000,000 in the aggregate, excluding up to $10,000,000 in principal amount of such Indebtedness incurred to finance the purchase of a cyclotron;
     (7) Indebtedness of any Person that becomes a Subsidiary of the Company after the Issue Date in accordance with the terms of Section 4.19, which Indebtedness is existing at the time such Person becomes a Subsidiary of the Company (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Company); provided, however, that the aggregate principal amount of all such Indebtedness for all such Persons at any one time outstanding shall not exceed $1,000,000;
     (8) unsecured Third Party Subordinated Indebtedness; and
     (9) other Indebtedness of the Company and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $2,000,000.
     “Permitted Investments” means:
     (1) Investments existing on the Issue Date (other than those referred to in clause (4) of this definition) and set forth on Schedule II;
     (2) Investments held by the Company or any of its Subsidiaries in the form of cash or Cash Equivalents;
     (3) loans and advances to directors, officers and employees of the Company or any of its Subsidiaries in an aggregate amount not to exceed $250,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     (4) Investments by the Company in its Subsidiaries not to exceed such Investments outstanding on the Issue Date unless, prior to any additional Investment, such Subsidiary has complied with the requirements of Section 4.31 and has become a Subsidiary Guarantor (as if, in the case of any Subsidiary existing on the Closing Date, such Subsidiary was acquired or created after the Issue Date);
     (5) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
     (6) Guarantees permitted by Section 4.17;
     (7) [Reserved];
     (8) acquisition of any Person, the Acquisition Consideration for which, considered with the Acquisition Consideration for all acquisitions of assets permitted under Section 4.36, is not in excess of $5,000,000 in any single transaction or series of related transactions, $10,000,000 in any fiscal year or, in the aggregate from the Issue Date, (x) $15,000,000 plus (y) the lesser of (i) the aggregate amount of Net Cash Proceeds from the sale or issuance of Equity Interests in the Company minus the aggregate amounts paid to redeem Bonds pursuant to Section 3.01(a)(iii) and (ii) $15,000,000; provided such Person complies with Section 4.31;
     (9) Investments consisting of (i) any deferred portion of the sales price or (ii) non-cash consideration, in each case, received by the Company or any of its Subsidiaries in connection with any Permitted Disposition;
     (10) Investments in Joint Ventures consistent with the Company’s past practices and in accordance with its business plan in an aggregate amount not to exceed $1,000,000 at any time outstanding;

     (11) Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers payable in the ordinary course of business; and
     (12) advances of payroll payments in the ordinary course of business in an aggregate amount not to exceed $250,000 at any time outstanding.
     “Permitted Liens” means the following types of Liens:
     (1) Liens granted pursuant to any Financing Document;
     (2) Liens existing on the Issue Date and listed on Schedule III and any Lien granted as a replacement or substitute therefor, provided that any such replacement or substitute Lien (i) does not encumber any property other than the property subject thereto on the Issue Date, (ii) except as permitted by clause (2) of the definition of Permitted Indebtedness, does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Issue Date, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by clause (2) of the definition of Permitted Indebtedness;
     (3) Liens for taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings diligently conducted for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;
     (4) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted for which adequate reserves with respect thereto are maintained on the books of the applicable Person, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;
     (5) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
     (6) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (7) easements, rights-of-way, restrictions (including zoning restrictions), covenants, licenses, municipal site plan and development agreements, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value or marketability of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (8) Liens securing judgments for the payment of money not constituting an Event of Default under Section 5.01(7);

     (9) Liens securing Permitted Indebtedness of a type described in clause (6) of the definition thereof; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;
     (10) Liens on property of a Person existing at the time such property or such Person is acquired or is merged with or into or consolidated with any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such acquisition, merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with such Subsidiary or acquired by such Subsidiary;
     (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with its past practices;
     (12) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Indenture;
     (13) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods by the Company or any of its Subsidiaries in the ordinary course of business;
     (14) Liens (i)(x) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 4.19 to be applied against the Acquisition Consideration for such Investment and (y) consisting of an agreement to dispose of any property in a Disposition permitted under Section 4.21 and (ii) consisting of earnest money deposits of cash or Cash Equivalents made by the Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement in respect of an Investment permitted pursuant to Section 4.19; provided that the aggregate amount of assets of the Company or any of its Subsidiaries subject to such Liens at any time outstanding does not exceed $1,000,000; and
     (15) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business.
     “Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.
     “Physical Bonds” has the meaning set forth in Section 2.14(b).
     “PIK Bonds” means the Company’s Senior Secured Floating Rate Bonds due 2012, issued pursuant to Section 2.02(c)(ii).
     “Placement Agent” means Morgan Stanley & Co. Incorporated.

     “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate (other than a Multiemployer Plan).
     “Pledged Equity” shall have the meaning specified in the Security Agreement.
     “Premises” has the meaning set forth in Section 4.33.
     “Primary Product” means those patents, trade secrets and other tangible and intangible property that relate to any of the product candidates as the date hereof known as Zemiva, Azedra, and Onalta.
     “Private Placement Legend” means the legend set forth on the Bonds in the form set forth in Exhibit A.
     “Product” means the Primary Products and each other product candidate for which the Company owns or licenses the patents or other intellectual property rights related thereto.
     “Product MAE” means, with respect to any Product,
     (i) the Company has abandoned the development of the Product for more than 5 consecutive days or has otherwise suspended development activity and/or clinical trials for such Product for more than 60 days within any 24 consecutive months,
     (ii) the applicable Governmental Authority responsible for approving the Product for commercial use in the United States has denied final approval,
     (iii) the applicable Governmental Authority only approves the Product for uses materially different from the requested approvals described in the business plan delivered on the Issue Date and the targeted sale potential, in dollars, of such uses represent less than 65% of the targeted sale potential, in dollars, of such requested approvals in the reasonable judgment of LEK Consulting, or, after approval of the Product, any applicable Governmental Authority requires any re-labeling or the addition of a “black box” to the label for the Product that limits the use of the Product for indications for which the Product was originally approved,
     (iv) a written order from the United States Food and Drug Administration or the United States Drug Enforcement Agency that results in the Product being suspended or withdrawn from being sold commercially for more than 6 months; provided if a Material Event has occurred then such 6 month period shall not apply and the Product MAE shall be immediate,
     (v) a written order from the United States Food and Drug Administration that results in suspension of the manufacture of the Product for more than 6 months; provided if a Material Event has occurred then such 6 month period shall not apply and the Product MAE shall be immediate,
     (vi) after approval of the Product and commencement of commercial sales thereof, a written order from the United States Food and Drug Administration or peer reviewed medical or scientific publication that results in the reduction in sales by more than 35% of such Product as set forth in the business plan delivered on the Issue Date for the period of 3 months after such order or publication,

     (vii) the Company publicly announces that it will cease to make the Product available for commercial sale (unless the Product has been sold, licensed or otherwise partnered with another pharmaceutical company that will continue to make the Product for commercial sale),
     (viii) one or more of the applicable license agreements governing intellectual property necessary for the Company’s production or sale of such Product has been terminated or is otherwise no longer in effect, such that the Company is precluded from making or distributing the Product,
     (ix) such Product is found to infringe on the intellectual property rights of others as determined by order of a court of competent jurisdiction or binding arbitration and such order has not been vacated within 30 days thereafter,
     (x) changes in Law (including regulations affecting the administration of public or private health insurance) which specifically targets and adversely affects the prospects of the Product, or
     (xi) changes in Law that limit in a material adverse manner the Company’s rights in the Product, and, in the case of any events described in clauses (iii), (vi), (ix), (x) or (xi), individually or in the aggregate, has a material and adverse impact on the economic viability of the Product as determined by LEK Consulting, using a valuation methodology similar in form and scope to the valuation delivered to the Holders prior to the closing date. The Collateral Agent shall, upon receipt of notice that one of the foregoing events has occurred, shall request the valuation by LEK Consulting or such other firm as selected pursuant to the immediately succeeding paragraph, and shall request that the valuation be completed within 45 days. If LEK Consulting is not available or declines to perform such valuation within such period, the Holders of a majority in principal amount of the Bonds shall present three firms to the Company for approval. If the Company does not approve one of such firms within 5 Business Days, the Holders of a majority in principal amount of the Bonds may select one of the presented firms to perform the valuation and notify the Collateral Agent thereof. If the Company fails to provide information reasonably requested by LEK Consulting or another third party valuation firm selected in the manner set forth above within 5 Business Days of the request for such information, then the events leading to such request for information will be deemed to constitute a Product MAE with respect to the applicable Product.
     “Product MAE Expenses” has the meaning set forth in the definition of “Projected Product Expenses”.
     “Projected Product Expenses” means, with respect to a Primary Product as to which a Product MAE has occurred, the aggregate projected expenses for such Primary Product calculated from the forecast delivered to the Holders on the Issue Date for the period commencing on the first day of such Product MAE and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Company forecasted such Primary Product to generate positive net contribution as set forth on the forecast delivered to the Holders on the Issue Date; provided that the following expenses (“Product MAE Expenses”) shall be excluded: (1) expenses incurred under a contract that cannot be terminated immediately upon a Product MAE for the shorter of (i) 180 days and (ii) the date on which such contract can be terminated by the Company, and (2) expenses incurred in connection with the Company’s response to or the Company’s efforts to cure the event which resulted in a Product MAE, provided however the sum of items (1) and (2) shall not exceed the projected operating expenses (excluding Capital

Expenditures) calculated from the forecast delivered on the Issue Date for the 3 month period immediately following such event date.
     “Purchase Agreements” means the purchase agreements, dated as of the Issue Date, among the Company, the Subsidiary Guarantors and the initial purchasers of the Original Bonds and the Warrants, as amended or supplemented from time to time in accordance with its terms.
     “Redemption Collateral Account” has the meaning set forth in Section 3.01(a)(vi).
     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
     “Record Date” means any of the Record Dates specified in the Bonds, whether or not a Legal Holiday.
     “Redemption Date” means, when used with respect to any Bond to be redeemed, the date fixed for redemption pursuant to this Indenture and the Bonds.
     “Redemption Price” means, when used with respect to any Bond to be redeemed, the price fixed for redemption pursuant to this Indenture and the Bonds.
     “Register” has the meaning set forth in Section 2.03.
     “Registrar” has the meaning set forth in Section 2.03.
     “Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of November 16, 2007, by and among the Company, certain holders of capital stock as named therein and the initial Warrant Holders.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S Global Bonds” has the meaning set forth in Section 2.01.
     “Related Documents” means the Registration Rights Agreement and Warrants.
     “Reportable Event” means a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Pension Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC.
     “Restricted Payment” means, with respect to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
     “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
     “Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Bond constitutes a Restricted Security.

     “Rule 144A” means Rule 144A under the Securities Act.
     “S&P” means Standard & Poor’s Ratings Group and its successors.
     “SEC” means the United States Securities and Exchange Commission.
     “Secured Parties” has the meaning set forth in the Security Agreement.
     “Securities Account” has the meaning set forth in Section 4.15(b).
     “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.
     “Security Agreement” means the Pledge and Security Agreement, dated as of the Issue Date, made by the Company and the Subsidiary Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.
     “Shortfall” means, with respect to any Interest Payment Date, the difference, if any, between the accrued and unpaid interest due on the Bonds on such Interest Payment Date and the payment, if any, in U.S. Legal Tender received by the Trustee from the Company or any Subsidiary Guarantor in respect of such interest on or prior to such Interest Payment Date.
     “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.
     “Subsidiary Guarantee” has the meaning set forth in Section 9.01.
     “Subsidiary Guarantor” means each of the Company’s Subsidiaries that executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a “Subsidiary Guarantor”; provided that any Person constituting a “Subsidiary Guarantor” as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of this Indenture.
     “Swap Termination Value” means, in respect of each interest, currency or other swap or hedge transaction, an amount equal to the net amount, if any, that would be payable in accordance with the terms of such swap transaction to the applicable counterparty by the Company or Subsidiary Guarantor upon the early unwind of such swap transaction, as if the Company or Subsidiary Guarantor was the sole “Affected Party” (as defined in such swap transaction).
     “Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

     “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Bankruptcy Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
     “Third Party Subordinated Indebtedness” shall mean Indebtedness of the Company or any Subsidiary Guarantor, owed to any Person other than an Affiliate of the Company, that is by its terms subordinated in right of payment to the indefeasible payment in full of the Obligations of the Company or any Subsidiary Guarantor on terms no less favorable to the Secured Parties than the terms set forth in Exhibit E.
     “Threshold Amount” means $2,500,000.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. SS 77aaa-77bbbb), as amended, or any successor statute or statutes thereto, and the rules and regulations of the SEC promulgated thereunder.
     “Trustee” has the meaning set forth in the preamble to this Indenture and any successor under this Indenture.
     “Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
     “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “U.S. Government Obligations” means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.
     “U.S. Legal Tender” means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.
     “Warrant” means common stock purchase warrants that entitle the holders thereof, subject to certain conditions set forth therein, to purchase 6,021,247 shares of the Common Stock at an exercise price of $5.87 per share, subject to adjustment.
     “Warrant Holder” means the holder of any Warrants.
     “Working Capital” means, assets which may be properly classified as current assets in accordance with GAAP (other than cash and Cash Equivalents) minus liabilities which may be properly classified as current liabilities in accordance with GAAP (other than (i) the current portions of Indebtedness for borrowed money and obligations under Capitalized Leases and (ii) current liabilities in connection with deferred consideration obligations and escrow obligations incurred in connection with any acquisition permitted under this Indenture).
     Section 1.02. Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and words in the plural include the singular;
     (5) “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
     (6) when the words “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation”;
     (7) all references to Sections, Articles, Schedules or Exhibits refer to Sections, Articles, Schedules or Exhibits of this Indenture unless otherwise indicated;
     (8) unless otherwise defined, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Financing Document;
     (9) any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Financing Document); and
     (10) any reference herein to any Person shall be construed to include such Person’s successors and assigns.
ARTICLE TWO
THE BONDS
     Section 2.01. Form and Dating.
     The Bonds and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A hereto (with such appropriate insertions or variations, in the case of any PIK Bonds, as are required or permitted by the Trustee). The Bonds may have notations, legends or endorsements required by law, stock exchange rule or DTC rule or usage. The Company and the Trustee shall approve the form of the Bonds and any notation, legend or endorsement on them. Each Bond shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Bonds annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby upon authentication thereof pursuant to this Indenture.
     Bonds offered and sold to QIBs shall be issued initially in the form of one or more permanent global bonds in registered form, substantially in the form set forth in Exhibit A (the “144A Global Bonds”), deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or the nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.
     Bonds offered and sold to Institutional Accredited Investors shall be issued initially in the form of one or more permanent global bonds in registered form, substantially in the form set forth in Exhibit A (the “IAI Global Bonds”), deposited with the Trustee, as custodian for DTC, and registered in the name of DTC or the nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.
     Bonds offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global bonds in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee (the “Regulation S Global Bonds”), as custodian for DTC, and registered in the name of DTC or the nominee of DTC initially for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit B.
     The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Bond that are held by participants through Euroclear or Clearstream.
     The aggregate principal amount of any Global Bond may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.
     The definitive Bonds shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Bonds may be listed, all as determined by the Officer executing such Bonds, as evidenced by their execution of such Bonds.
     Section 2.02. Execution and Authentication; Aggregate Principal Amount; PIK Bonds.
     (a) An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Bonds for the Company by manual or facsimile signature. If an Officer whose signature is on a Bond was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Bond, the Bond shall nevertheless be valid. A Bond shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Bond. The signature shall be conclusive evidence that the Bond has been authenticated under this Indenture.
     (b) The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Bonds. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate the Bonds whenever the Trustee may do so.

Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.
     (c) (i) The Trustee shall authenticate Original Bonds, for original issue on the Issue Date, in an aggregate principal amount not to exceed $150,000,000, upon a written order of the Company in the form of an Officers’ Certificate and receipt of an Opinion of Counsel addressed to the Trustee covering such matters as the Trustee reasonably requests, including an opinion relating to the validity and enforceability of the Financing Documents against the Company and the Subsidiary Guarantors, as applicable. In addition, each such Officers’ Certificate shall specify the amount of Original Bonds to be authenticated and the date on which the Original Bonds are to be authenticated.
     (ii) If a Shortfall exists on any Interest Payment Date (other than any Interest Payment Date that is also a Redemption Date) between and including November 16, 2007 and November 16, 2010, such Shortfall shall be payable through the issuance of PIK Bonds in an aggregate principal amount equal to such Shortfall. Upon the delivery of the Officers’ Certificate specified in clause (x) of Section 2.13, the Company may so issue, and if so issued, the Trustee shall authenticate, as necessary, such PIK Bonds without the consent of any Holder, in which case the aggregate principal amount of the Original Bonds would be increased in the amount of such PIK Bonds. Any PIK Bond shall be designated generally as a Bond for all purposes under this Indenture. Any PIK Bond issued pursuant to this Section 2.02(c)(ii) shall be part of the same class, and shall have the same terms and rights, as the Original Bonds, except that interest on such PIK Bond shall begin to accrue from the date of issuance of such PIK Bond rather than the Issue Date. To the extent that the principal amount of any PIK Bonds to be issued would not be in an integral multiple of $1.00, the principal amount of such PIK Bonds shall be increased to the next highest integral multiple of $1.00 if the excess over the closes integral multiple of $1.00 is $0.50 or more, but any such excess of less than $0.50 shall be extinguished. The payment of any Obligation by the issuance of any PIK Bond shall not otherwise be permitted.
     (d) The Bonds shall be issuable in fully registered form only (for purposes of registration of transfer as described in Section 2.03 below), without coupons, in denominations of, with respect to the Original Bonds, $100,000 in principal amount and in $1,000 multiples thereof, and with respect to the PIK Bonds $1.00 in principal amount and in $1.00 multiples thereof.
     Section 2.03. Registrar and Paying Agent.
     The Company shall maintain an office or agency, which shall initially be the Corporate Trust Office, where (a) Bonds may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (b) Bonds may be presented or surrendered for payment (the “Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Bonds and this Indenture may be served. The Registrar shall keep a register of the Bonds in which the Registrar shall register the transfer and exchange of the Bonds (the “Register”). The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.
     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent and such Agent shall otherwise be reasonably satisfactory to the Trustee. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.
     The Company initially appoints the Trustee, as Registrar, Paying Agent and agent for service of demands and notices in connection with the Bonds. The Paying Agent or the Registrar may resign upon thirty (30) days’ written notice to the Company.
     Section 2.04. Obligations of Paying Agent.
     The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Bonds (whether such assets have been distributed to it by the Company or any other obligor on the Bonds), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Bonds) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.
     Section 2.05. Holder Lists.
     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.
     Section 2.06. Transfer and Exchange.
     Subject to the provisions of Sections 2.14 and 2.15, when Bonds are presented to the Registrar or a co-Registrar with a request to register the transfer of such Bonds or to exchange such Bonds for an equal principal amount of Bonds of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; provided, however, that the Bonds presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Bonds at the Registrar’s or co-Registrar’s written request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10 or 3.06, in which event the Company shall be responsible for the payment of such taxes).
     The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Bond (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing and

(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Bond being redeemed in part.
     Any Holder of a Global Bond shall, by acceptance of such Global Bond, agree that transfers of beneficial interests in such Global Bond may be effected only through DTC, in accordance with this Indenture and the Applicable Procedures.
     Section 2.07. Replacement Bonds.
     If a mutilated Bond is surrendered to the Trustee or if the Holder of a Bond claims in writing that the Bond has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company upon its request or the Trustee that such Bond has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Bond of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee’s requirements are met. Except with respect to mutilated Bonds, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Bond is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Bond, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Bond has become or is about to become due and payable, the Company in its discretion may pay such Bond instead of issuing a new Bond in replacement thereof. Every replacement Bond shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.
     Section 2.08. Outstanding Bonds.
     Bonds outstanding at any time are all the Bonds that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to the provisions of Section 2.09, a Bond does not cease to be outstanding because the Company or any of its Affiliates holds the Bond.
     If a Bond is replaced pursuant to Section 2.07 (other than a mutilated Bond surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Bond is held by a protected purchaser for value. A mutilated Bond ceases to be outstanding upon surrender of such Bond and replacement thereof pursuant to Section 2.07.
     If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal of, and premium, if any, and interest due on, the Bonds payable on that date and is not prohibited from paying such amounts to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Bonds cease to be outstanding and interest on such Bonds ceases to accrue.
     Section 2.09. Treasury Bonds; When Bonds Are Disregarded.
     In determining whether the Holders of the required principal amount of Bonds have concurred in any direction, waiver, consent or notice, Bonds owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Bonds which a Trust Officer of the Trustee actually knows are so owned shall be so considered. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the

Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Bonds, of the aggregate principal amount of such Bonds so repurchased or otherwise acquired.
     Section 2.10. Temporary Bonds.
     Until definitive Bonds are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Bonds upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Bonds to be authenticated and the date on which the temporary Bonds are to be authenticated. Temporary Bonds shall be substantially in the form of definitive Bonds but may have variations that the Company considers appropriate for temporary Bonds. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Bonds in exchange for temporary Bonds. Until so exchanged, the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.
     Section 2.11. Cancellation.
     The Company at any time may deliver Bonds previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Bonds surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Bonds surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Bonds to replace Bonds that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Bonds, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Bonds unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11. The Trustee shall dispose of all cancelled Bonds in accordance with customary procedures or, subject to the requirements of law, at the written request of the Company, shall return the same to the Company.
     Section 2.12. CUSIP Numbers.
     A “CUSIP” number shall be printed on the Bonds, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Bonds and that reliance may be placed only on the other identification numbers printed on the Bonds. The Company shall promptly notify the Trustee in writing of any change in any CUSIP number relating to the Bonds.
     Section 2.13. Deposit of Moneys.
     Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments due on such Interest Payment Date or the Maturity Date, as the case may be. To the extent that such deposit is insufficient to make such cash payments, the Company shall provide the Trustee an Officers’ Certificate instructing the Trustee as to (x) if such insufficiency occurs or exists on an Interest Payment Date between and including November 16, 2007 and November 16, 2010, the amount of the Shortfall and ordering the Trustee to authenticate PIK Bonds in an aggregate principal amount equal to such Shortfall in accordance with Section 2.02(c)(ii) and (y) otherwise, the amount and recipient of payments pursuant to Section 4.01 as to which the Trustee shall be entitled to rely solely thereupon without further investigation.
     Section 2.14. Book-Entry Provisions for Global Bonds.
     (a) The Global Bonds initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear legends as set forth in Exhibit B.
     Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Bond held on their behalf by DTC, or the Trustee as its custodian, or under any Global Bond, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Bond.
     (b) Transfers of the Global Bonds shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in the Global Bonds may be transferred or exchanged in accordance with the Applicable Procedures of DTC and the provisions of Section 2.15; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Bonds may not be made to a U.S. Person or for the account or benefit of a U.S. Person (except to a QIB or an Institutional Accredited Investor in a transaction exempt from registration under the Securities Act). In addition, Bonds in the form of certificated Bonds in registered form in substantially the form set forth in Exhibit A hereto (the “Physical Bonds”) shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Bonds if (i) DTC notifies the Company that it is unwilling or unable to continue as depository for the Global Bonds and a successor depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Bonds.
     (c) Any beneficial interest in one of the Global Bonds that is transferred to a person who takes delivery in the form of an interest in another Global Bond shall, upon transfer, cease to be an interest in such Global Bond and become a beneficial interest in such other Global Bond and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Bonds for as long as it remains such an interest.
     (d) In connection with the transfer of an entire Global Bond to beneficial owners pursuant to clause (b) of this Section 2.14, the Global Bonds shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in the Global Bonds, an equal aggregate principal amount of Physical Bonds of authorized denominations.
     (e) Any Physical Bond constituting a Restricted Security delivered in exchange for an interest in a Global Bond pursuant to clause (b) or (c) shall, except as otherwise provided by clause (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Bonds set forth in Exhibit A.
     (f) The Holder of a Global Bond may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Bonds.

     Section 2.15. Special Transfer Provisions.
     (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Bond constituting a Restricted Security (or a beneficial interest therein) to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:
     (i) the Registrar shall register the transfer of any Physical Bond constituting a Restricted Security, whether or not such Bond bears the Private Placement Legend, if (x) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (y) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto, whereupon the Registrar shall reflect on its books and records the date and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Bonds of like tenor and principal amount; or
     (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Bond and the proposed transferee is an Agent Member who will hold a beneficial interest in a Global Bond, the Registrar shall register such transfer upon receipt of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Bond in an amount equal to the principal amount of the beneficial interest in the Global Bond to be transferred and a corresponding increase in the Global Bond to which such beneficial interest is transferred; or
     (iii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Bond and the proposed transferee’s interest will be evidenced by a Physical Bond, the Registrar shall register such transfer upon receipt of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Bond in an amount equal to the principal amount of the beneficial interest in the Global Bond to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Bonds of like tenor and principal amount; or
     (iv) if the proposed transferee is an Agent Member and the Bonds to be transferred consist of Physical Bonds which after transfer are to be evidenced by a beneficial interest in a Global Bond, the Registrar shall register such transfer upon receipt of (x) the certificate, if any, required by clause (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Bond in an amount equal to the principal amount of the Physical Bonds to be transferred and the Trustee shall cancel the Physical Bonds so transferred.
     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Bond constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):
     (i) The Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Bond stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Bond stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.
     (ii) Subject to compliance with clause (i), if the proposed transferee is an Agent Member, and the Bonds to be transferred consist of Physical Bonds which after transfer are to be evidenced by a beneficial interest in the Rule 144A Global Bond, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Bond in an amount equal to the principal amount of the Physical Bonds to be transferred, and the Trustee shall cancel the Physical Bonds so transferred.
     (iii) Subject to compliance with clause (i), if the Bonds to be transferred consist of Physical Bonds, the Registrar shall reflect on its books and records the date and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Bonds of like tenor and principal amount.
     (iv) Subject to compliance with clause (i), if the proposed transferor is an Agent Member holding a beneficial interest in Global Bond and the proposed transferee is an Agent Member who will hold a beneficial interest in a Rule 144A Global Bond, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the relevant Global Bond in an amount equal to the principal amount of the beneficial interest in such Global Bond to be transferred and a corresponding increase in the Rule 144A Global Bond to which such beneficial interest is transferred.
     (v) Subject to compliance with clause (i), if the proposed transferor is an Agent Member holding a beneficial interest in a Global Bond and the proposed transferee’s interest will be evidenced by a Physical Bond, the Registrar shall register such reflect on its books and records the date and a decrease in the principal amount of the relevant Global Bond in an amount equal to the principal amount of the beneficial interest in such Global Bond to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Bonds of like tenor and principal amount.
     (c) Private Placement Legend. Upon the transfer, exchange or replacement of Bonds not bearing the Private Placement Legend, the Registrar shall deliver Bonds that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Bonds bearing the Private Placement Legend, the Registrar shall deliver only Bonds that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Bond unless such transfer complies with the restrictions on transfer of such Bond set forth in this Indenture. In connection with any transfer of Bonds, each Holder agrees by its acceptance of the Bonds to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.
     (d) General. By its acceptance of any Bond bearing the Private Placement Legend, each Holder of such a Bond acknowledges the restrictions on transfer of such Bond set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Bond only as provided in this Indenture.
     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.
     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable Law with respect to any transfer of any interest in any Bond (including any transfers between or among Agent Members or beneficial owners of interests in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by DTC.
     Section 2.16. Transfers of Global Bonds and Physical Bonds.
     A transfer of a Global Bond or a Physical Bond (including the right to receive principal and interest payable thereon) may be made only by the Registrar’s entering the transfer in the Register. Prior to such entry, the Company shall treat the person in whose name such Bond is registered as the owner of the Bond for all purposes.
     Section 2.17. Contingent Payment Debt Instrument Status.
     Each Holder, by its acceptance of a Bond, agrees (i) that for U.S. federal income tax purposes, the Bonds will be treated as indebtedness subject to the U.S. Treasury regulations governing contingent payment debt instruments, (ii) that the Holders will report original issue discount and interest on the Bonds in accordance with the Company’s determination of both the “comparable yield” and the “projected payment schedule,” and (iii) that the Holders will be bound by the Company’s application of the U.S. Treasury regulations that govern contingent payment debt instruments. For this purpose, the “comparable yield” for the Bonds and the “projected payment schedule” may be obtained by contacting the Company at the address set forth in Section 10.02.

ARTICLE THREE
REDEMPTION
     Section 3.01. Mandatory Redemption and Optional Redemption.
     (a) On the date specified below or, if not so specified, within forty-five (45) days after the occurrence of any of the following events, the Company shall redeem the Bonds at the Redemption Price specified therefor pursuant to Section 7 of the Bonds in the amount of the Net Cash Proceeds, Projected Product Expenses or Excess Free Cash Flow specified below in connection with each such event, and furnish, at least thirty (30) days before the Redemption Date, to the Trustee and Paying Agent an Officers’ Certificate setting forth the Redemption Date and the principal amount of the Bonds to be redeemed and the Section of this Indenture or the Section of Bonds pursuant to which the redemption shall occur:
     (i) upon (x) any Disposition by the Company or any of its Subsidiaries of any asset or property (other than any Permitted Disposition of the type described in clauses (1), (2), (3), (4), (5), (7), (8), (11), (14) and (15) of the definition thereof or any Disposition of the type described in clause (y) or (z) of this subclause (i)) which results in the realization by such Person of Net Cash Proceeds in excess of $1,000,000 in the aggregate, (y) any Disposition by the Company or any of its Subsidiaries consisting of a sale of any Non-Primary Product which results in the realization by such Person of Net Cash Proceeds in excess of $1,000,000 in any fiscal year or $3,000,000 in the aggregate, or (z) the Disposition by the Company or any of its Subsidiaries of any Product consisting of outbound licensing arrangements which results in the realization by such Person of Net Cash Proceeds in the form of upfront fees in excess of $5,000,000 in any fiscal year or $15,000,000 in the aggregate, in each case, all Net Cash Proceeds resulting therefrom;
     (ii) upon the incurrence or issuance by the Company or any of its Subsidiaries of any Indebtedness (other than Permitted Indebtedness except Third Party Subordinated Indebtedness), the Net Cash Proceeds received therefrom; and upon the incurrence or issuance of Third Party Subordinated Indebtedness, if the aggregate Net Cash Proceeds of such Third Party Subordinated Indebtedness, together with the aggregate Net Cash Proceeds received from the sale or issuance of any Equity Interests in the Company exceeds, for the period from the Issue Date to November 16, 2009, $5,000,000 in the aggregate, 50% of the amount of such excess and for the period thereafter, $25,000,000 in the aggregate, 25% of such excess;
     (iii) upon the sale or issuance by the Company of any Equity Interests in the Company (other than any issuance made pursuant to and in accordance with the Related Documents and the exercise of any option that is authorized or outstanding as of the Issue Date to purchase Common Stock), if the aggregate Net Cash Proceeds of such Equity Interests, together with the aggregate Net Cash Proceeds received from the incurrence or issuance by the Company or any of its Subsidiaries of Third Party Subordinated Indebtedness, exceeds , for the period from the Issue Date to November 16, 2009, $5,000,000 in the aggregate, 50% of the amount of such excess and for the period thereafter, $25,000,000 in the aggregate, 25% of such excess;
     (iv) upon any Extraordinary Receipt received by or paid to or for the account of the Company or any of its Subsidiaries, and not otherwise included in clause (i), (ii) or (iii) of this Section 3.01(a), all Net Cash Proceeds received therefrom; provided, however, that with respect to any proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments, at the election of the Company (as notified by the Company to the Collateral Agent on or prior to the date of receipt of such insurance proceeds, condemnation awards or indemnity payments), and so long as no Event of Default shall have occurred and be continuing, the Company or such Subsidiary may apply all or any portion of such Net Cash Proceeds within 180 days after the receipt of such proceeds to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received; and provided, further, however, that any Net Cash Proceeds not so applied within 180 days after the receipt thereof shall be applied in any event to the redemption of the Bonds as set forth in this Section 3.01(a);
     (v) on May 1, 2010, if the Excess Free Cash Flow for the preceding Excess Free Cash Flow Period exceeded $2,500,000, 25% of the first $10,000,000 of such Excess Free Cash Flow and 75% of the remainder of such Excess Free Cash Flow and on May 1 of each year thereafter, the Excess Free Cash Flow for the preceding Excess Free Cash Flow Period exceeded $2,500,000, 75% of such Excess Free Cash Flow; provided that, if an Event of Default shall exist on the Redemption Date, the Company shall redeem an aggregate principal amount of Bonds equal to 100% of the Excess Free Cash Flow during such Excess Free Cash Flow Period on such Redemption Date; or
     (vi) within ten Business Days of the occurrence of a Product MAE with respect to any Primary Product, the Projected Product Expenses with respect to such Primary Product, provided, however, that the Company may elect (as notified by the Company to the Collateral Agent on or promptly after the date of such Product MAE) to deposit such Projected Product Expenses into a cash collateral account (the “Redemption Collateral Account”) with the Collateral Agent over which the Collateral Agent has a first priority perfected security interest in favor of the Secured Parties, and may, but only with the approval of Holders of at least 51% in aggregate principal amount of the then outstanding Bonds and so long as no Event of Default shall have occurred and be continuing, invest all or any portion of such Projected Product Expenses within 180 days after the occurrence of such Product MAE in another Product; and provided, further, however, that any Projected Product Expenses not so applied within 180 days after the occurrence of such Product MAE shall be applied to the redemption of the Bonds.
     (b) The Company may, at its option, redeem the Bonds, in whole or in part, at specified times and under specified conditions, as set forth in Section 6 of the Bonds. If the Company elects to redeem Bonds pursuant to Section 6 of the Bonds, it shall, at least thirty (30) days (or such shorter period as the Trustee may agree) before the Redemption Date, furnish to the Trustee and Paying Agent an Officers’ Certificate setting forth the Redemption Date and the principal amount of the Bonds to be redeemed and the Section of this Indenture or the Section of Bonds pursuant to which the redemption shall occur.
     (c) Any Net Cash Proceeds permitted to be reinvested pursuant to clause (iv) of Section 3.01(a) shall, pending reinvestment, be held in a cash collateral account with the Collateral Agent over which the Collateral Agent has a first priority perfected security interest in favor of the Secured Parties, and any Net Cash Proceeds or Excess Free Cash Flow required to be used to redeem the Bonds pursuant to clauses (i), (ii), (iii), (iv) or (v) of this Section 3.01(a) may be deposited with the Collateral Agent, which Net Cash Proceeds or Excess Free Cash Flow shall be held in a deposit account over which the Collateral Agent shall hold a first priority perfected security interest and applied to redeem an aggregate principal amount of Bonds equal to such Net Cash Proceeds or Excess Free Cash Flow on the Redemption Date.
     (d) Each Officers’ Certificate provided for in this Section 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption complies with the conditions contained herein and in the Bonds.

     Section 3.02. Selection of Bonds To Be Redeemed.
     If fewer than all of the Bonds are to be redeemed pursuant to Section 3.01 of the Indenture or Section 6 of the Bonds, the selection of the Bonds for redemption will be made by the Trustee on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate (subject to the procedures of DTC); provided that no partial redemption will reduce the principal amount of a Bond not redeemed to less than $100,000.
     The Trustee shall make the selection from the Bonds outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Bonds selected for redemption and, in the case of any Bond selected for partial redemption, the principal amount at maturity thereof, to be redeemed. If less than all of the Bonds are to be redeemed at any time, the Trustee will select Bonds for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements. Bonds in denominations of $100,000 in principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to $100,000 in principal amount at maturity or any integral multiple thereof) of the principal of Bonds that have denominations larger than $100,000. Provisions of this Indenture that apply to Bonds called for redemption also apply to portions of Bonds called for redemption.
     Section 3.03. Notice of Redemption.
     At least twenty (20) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Bonds are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. Failure to give notice of redemption, or any defect therein to any Holder of any Bond selected for redemption shall not impair or affect the validity of the redemption of any other Bond.
     Each notice of redemption shall identify the Bonds to be redeemed and shall state:
     (1) the Redemption Date;
     (2) the Redemption Price and the amount of accrued interest to be paid;
     (3) the name and address of the Paying Agent;
     (4) the CUSIP number;
     (5) the section of the Bonds or the section of this Indenture pursuant to which such redemption is being made;
     (6) the place where such Bonds called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest;
     (7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Bonds called for redemption ceases to accrue on and after the Redemption Date in accordance with Section 3.05, and the only remaining right of the Holders of such Bonds is to receive payment of the Redemption Price plus accrued interest upon surrender to the Paying Agent of the Bonds redeemed;

     (8) if any Bond is being redeemed in part, the portion of the principal amount of such Bond to be redeemed and that, after the Redemption Date, and upon surrender of such Bond, a new Bond or Bonds in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and
     (9) if fewer than all the Bonds are to be redeemed, the identification of the particular Bonds (or portion thereof) to be redeemed, as well as the aggregate principal amount of Bonds to be redeemed and the aggregate principal amount of Bonds to be outstanding after such partial redemption.
     If any of the Bonds to be redeemed is in the form of a Global Bond, then the Company shall modify such notice to the extent necessary to accord with the procedures of DTC applicable to redemption.
     Section 3.04. Effect of Notice of Redemption.
     Once notice of redemption is mailed in accordance with Section 3.03, Bonds or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest. Upon surrender to the Trustee or Paying Agent, such Bonds or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Bonds.
     Section 3.05. Deposit of Redemption Price.
     Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of, plus accrued interest on, all Bonds or portions thereof to be redeemed on that date.
     The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Six.
     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price together with accrued and unpaid interest on the Bonds to be redeemed, interest on the Bonds to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Bonds are presented for payment..
     Section 3.06. Bonds Redeemed in Part.
     Upon surrender of a Bond that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Bond or Bonds equal in principal amount to the unredeemed portion of the Bond surrendered.

ARTICLE FOUR
COVENANTS
     Section 4.01. Payment of Bonds.
     The Company shall pay the principal of, and premium, if any, and interest on, the Bonds on the dates and in the manner provided in the Bonds and in this Indenture. An installment of principal of, and premium, if any, and interest on, the Bonds shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such amounts to the Holders of the Bonds pursuant to the terms of this Indenture. The Company shall pay interest on overdue principal at 2% per annum in excess of the rate per annum set forth in the Bonds, and it shall pay interest on other overdue amounts at the same rate, to the extent lawful.
     Section 4.02. Maintenance of Office or Agency.
     The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     Section 4.03. Financial Statements and Other Information.
     The Company shall deliver to the Trustee and, solely with respect to the information described in clause (k) hereof, the Holders, any Person holding a beneficial interest in the Bonds and prospective purchasers of the Bonds or a beneficial interest therein described therein:
     (a) Annual Financials. As soon as available, but in any event within 120 days (or such earlier date on which the Company is required to file a Form 10-K under the Exchange Act, if applicable) after the end of each fiscal year of the Company, beginning with the fiscal year ended December 31, 2007, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of income, cash flows and shareholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all prepared in accordance with GAAP, with such consolidated statements to be audited and accompanied by (i) a report and opinion of the Company’s independent certified public accountants of recognized national standing (which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods specified in accordance with GAAP and (ii) if and only if the Company is required to comply with the internal control provisions pursuant to Section 404 of Sarbanes-Oxley, an attestation report of such public accounting firm as to the Company’s internal controls pursuant to Section 404 of Sarbanes-Oxley attesting that such internal controls meet the requirements of Sarbanes-Oxley, and such consolidating financial statements to be certified by a Financial Officer of the Company as fairly presenting the consolidating financial condition of the Company and its Subsidiaries, along with a certification that no Default then exists;

     (b) Quarterly Financials. As soon as available, but in any event within 60 days (or such earlier date on which the Company is required to file a Form 10-Q under the Exchange Act, if applicable) after the end of each of the first three fiscal quarters of each fiscal year of the Company, beginning with the fiscal quarter ended September 30, 2007, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, cash flows and shareholders’ equity for such fiscal quarter and for the then elapsed portion of the Company’s fiscal year, setting forth in each case in comparative form the figures for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP, such consolidated and consolidating statements to be certified by a Financial Officer of the Company as fairly presenting, in all material respects, the consolidated and consolidating financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and the absence of footnotes, along with a certification that no Default then exists;
     (c) Monthly Financials. As soon as available, but in any event within 30 days after the end of each fiscal month (or 45 days after the end of any month ending a fiscal quarter) of each fiscal year of the Company, beginning with the fiscal month ended October 31, 2007, a consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such fiscal month, and the related consolidated statements of income, cash flows and shareholders’ equity for such fiscal month and for the then elapsed portion of the Company’s fiscal year, setting forth in each case in comparative form the figures for the comparable periods in the previous fiscal year, all prepared in accordance with GAAP, such consolidated and consolidating statements to be certified by a Financial Officer of the Company as fairly presenting, in all material respects, the consolidated and consolidating financial condition, results of operations and cash flows of the Company and its Subsidiaries as of the date and for the periods specified in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments and the absence of footnotes, along with a certification that no Default then exists;
     (d) Annual Business Plan. As soon as available, but in any event within 30 days after the end of each fiscal year of the Company, beginning with the fiscal year ended December 31, 2007, a copy of the Company’s annual business plan prepared by the management of the Company in scope and detail substantially similar to the business plan delivered pursuant to Section 6.12 of the Purchase Agreements;
     (e) Certificates; Other Information. The following additional items:
     (i) concurrently with the delivery of the financial statements referred to in (a) and (b), beginning with the fiscal quarter ended September 30, 2007, an Officers’ Certificate certifying that (A) a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of each Officer signing such certificate with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture and the other Financing Documents, (B) the representations and warranties of the Company and each of its Subsidiaries contained in the Purchase Agreements or any other Financing Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects on and as of the date of such certificate, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.03(e)(i), the representations and warranties relating to financial statements shall be deemed to refer to the most recent financial statements furnished pursuant to Section 4.03(a) and Section 4.03(b), respectively, and (C) to the best of each such Officer’s actual knowledge the Company and its

     Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and the other Financing Documents and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if either such Officer does know of such Default or Event of Default, such Officer shall include in such certificate a description of the Default or Event of Default and its status with particularity;
     (ii) during any Default, promptly upon the reasonable request by the Trustee, copies of any detailed audit reports, management letters or recommendations submitted to the Board of Directors (or the audit committee thereof) of the Company or any of its Subsidiaries by independent accountants in connection with the accounts or books of the Company or any of its Subsidiaries, or any audit of any of them;
     (iii) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the Company or the stockholders of the Company, and copies of all periodic and other reports, registration statements and other materials filed by the Company or any of its Subsidiaries with the SEC, any national securities exchange, or any Governmental Authority or securities exchange in any applicable non-U.S jurisdiction, and in any case not otherwise required to be delivered to the Trustee pursuant hereto;
     (iv) not later than five Business Days after receipt thereof by the Company or any of its Subsidiaries, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could reasonably be expected to materially impair the value of the interests or the rights of the Company or any of its Subsidiaries or otherwise have a Material Adverse Effect and, after any Default, promptly upon request by the Trustee, such information and reports regarding the Related Documents and such instruments, indentures and loan and credit and similar agreements as the Trustee may reasonably request; and
     (v) not later than five Business Days after the Company becomes aware of the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by the Company or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;
     (f) Updates as to Real Property. As soon as available, but in any event within 30 days after the end of each fiscal year of the Company, (i) a report supplementing Schedules 5.20(c), 5.20(d)(i) and 5.20(d)(ii) of the Purchase Agreements, including any identification of all owned and leased real property disposed of by the Company or any of its Subsidiaries during such fiscal year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and in the cases of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such fiscal year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete and (ii) a report supplementing Schedules 5.13 and 5.20(c) of the Purchase Agreements containing a description of all changed in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete;
     (g) Forecasts. As soon as available, but in any event within 30 days after the end of each fiscal year of the Company, beginning with the fiscal year ended December 31, 2007, and within five days of any material revision thereof, five-year forecasts prepared by the Company, in form, scope and detail similar to the forecast delivered pursuant to Section 6.18 of the Purchase Agreements, of consolidated balance sheets, income statements and cash flow statements, including details with respect to forecasted expenditures for each Primary Product for the periods covered by such forecast, on a monthly basis for the first twelve months following the Issue Date and on an annual basis thereafter while the Bonds are outstanding;
     (h) Operating Budget. As soon as available, but in any event within 30 days after the end of each fiscal year of the Company, beginning with the fiscal year ended December 31, 2007, and within five days of any material revision thereof, an annual operating budget for the Company and its Subsidiaries in form, scope and detail similar to the operating budget delivered pursuant to Section 6.12 of the Purchase Agreements, but to include balance sheets, statements of income and sources and uses of cash, for (i) each quarter of such fiscal year prepared in detail and (ii) the fiscal year, prepared in summary form, in each case, with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by a statement of a Financial Officer of the Company to the effect that the budget of the Company and its Subsidiaries is based upon assumptions believed to be reasonable for the periods covered thereby, along with a certification that no Default then exists;
     (i) Cash Balance Report. On the last 15th and the last day of each calendar month, a copy of the bank statement setting forth the balance in the Securities Account and each Control Account as of the close of the previous Business Day;
     (j) Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs of the Company or any of its Subsidiaries, or compliance with the terms of the Financing Documents, as the Trustee or any Holder may from time to time reasonably request after any Default; and
     (k) Rule 144A Information. Promptly upon the request of any Holder, any Person holding a beneficial interest in the Bonds, or any prospective purchaser of the Bonds or a beneficial interest therein designated by a Holder or such Person, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
     Unless otherwise directed by any of the Trustee, the Holders (and holders of beneficial interests in the Global Bonds) and the Placement Agent (collectively, the “Recipients”), the Company shall make available to such Recipient the information required to be delivered pursuant to this Section 4.03 (collectively, “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”), and the Company shall administer and maintain the Platform for the Recipients. The Company shall maintain all Company Materials posted on the Platform for as long as the Bonds are outstanding. The Company acknowledges and agrees that certain of the Recipients may be “public-side” Recipients (i.e., Persons that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Recipient”). The Company shall identify that portion of the Company Materials that may be distributed to the Public Recipients and that (w) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC,” the Company shall be deemed to have authorized the Recipients to treat such Company Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws; (y) all Company Materials marked “PUBLIC” shall be made available by the Company to the Recipients through a portion of the Platform designated “Public Investor;” and (z) all Company Materials that are not marked “PUBLIC” shall be made available by the Company to the Recipients on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”.

Delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt thereof shall not, in the absence of gross negligence, bad faith or willful misconduct on its part, constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Company or any Subsidiary Guarantor with any covenant hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
     Section 4.04. Notices.
     The Company shall promptly, and in any event within three Business Days after the Company becomes aware thereof (or, in the exercise of prudent business practices, should have become aware thereof), notify the Trustee in writing of:
     (a) the occurrence of any Default;
     (b) any matter or development that has resulted or could reasonably be expected to result in a Material Adverse Effect, including if reasonably expected to result in a Material Adverse Effect (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any of its Subsidiaries; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any of its Subsidiaries, including pursuant to any applicable Environmental Laws;
     (c) the occurrence of any ERISA Event;
     (d) any change in accounting policies or financial reporting practices by the Company or any of its Subsidiaries, which results in a material change in its financial results or affects the computation of any financial ratio or requirement set forth in any Financing Document; and
     (e) (i) the occurrence of any Disposition of property or assets for which the Company is required to make a mandatory redemption of the Bonds pursuant to Section 3.01(a)(i), (ii) the incurrence or issuance of any Indebtedness for which the Company is required to make a mandatory redemption of the Bonds pursuant to Section 3.01(a)(ii), (iii) the incurrence or issuance of any equity for which the Company is required to make a mandatory redemption of the Bonds pursuant to Section3.01(a)(iii), and (iv) the receipt of any Extraordinary Receipt for which the Company is required to make a mandatory redemption of the Bonds pursuant to Section 3.01(a)(iv).
Each notice pursuant to Section 4.04(a), (b), (c), (d) or (e) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company and its Subsidiaries, as applicable, have taken and/or propose to take with respect thereto. Each notice pursuant to Section 4.04(a) shall describe with particularity any and all provisions of this Indenture and any other Financing Document that have been breached.
     Section 4.05. Payment of Material Obligations, Liabilities, Taxes and Other Claims.
     The Company shall, and shall cause each of its Subsidiaries to, pay and discharge as the same shall become due and payable, all its material obligations and liabilities, including, in any event, (a) all tax liabilities, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness (other than the Bonds), as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
     Section 4.06. Corporate Existence.
     The Company shall, and shall cause each of its Subsidiaries to, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 4.20 or Section 4.21; and (b) take all reasonable action to obtain, preserve, renew, extend and keep in full force and effect all rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks, trade names and service marks necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 4.07. Maintenance of Properties and Insurance; Compliance with Laws.
     (a) The Company shall, and shall cause each of its Subsidiaries to, (i) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (ii) make all necessary repairs thereto and renewals, additions, improvements and replacements thereof except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. All such insurance shall (a) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (b) name the Collateral Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, and (c) include a breach of warranty clause (provided that this clause (c) shall not be violated if the Company has not been able to include a breach of warranty clause after the use of commercially reasonable efforts).
     (c) The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted, or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     Section 4.08. Books and Records.
     The Company shall, and shall cause each of its Subsidiaries to, maintain proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied and all requirements of Law shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.
     Section 4.09. Waiver of Stay, Extension or Usury Laws.
     Each of the Company and its Subsidiaries covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other Law that would prohibit or forgive the Company or such Subsidiary, as applicable, from paying all or any portion of the principal of, or premium, if any, or interest on, the Bonds or other amounts due under the Financing Documents as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such Law, and covenant that it shall not, by resort to any such Law, hinder, delay or impede the execution of any power herein granted to the Trustee or Collateral Agent, but shall suffer and permit the execution of every such power as though no such Law had been enacted.
     Section 4.10. Use of Proceeds.
     The Company shall use the proceeds of the issuance of the Bonds solely for (a) first, fees and expenses incurred in connection with the issuance of the Bonds, (b) second, the repayment of existing indebtedness of the Company and (c) after the payment in full of the items described in clauses (a) and (b), other general corporate purposes.
     Section 4.11. Covenant to Guarantee Obligations and Give Security.
     (a) With respect to any personal property acquired by the Company or any of its Subsidiaries after the Issue Date that is intended to be subject to the Lien created by one or more of the Collateral Documents, but is not so subject, the Company shall, and shall cause each of its Subsidiaries to, at its own expense and within 30 days after the acquisition thereof:
     (i) execute and deliver to the Collateral Agent a security agreement in form and substance substantially similar to the Security Agreement (or other agreement, instrument or document in form and substance substantially similar to any comparable Collateral Document) or an amendment or supplement to the relevant Collateral Documents, securing payment of all the Obligations under the Financing Documents and constituting Liens on all such property;
     (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Collateral Documents, including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents as may be required by applicable Law in order to perfect and maintain the validity, effectiveness and priority of any such Collateral Document and any of the Liens intended to be created thereunder; and
     (iii) take such actions and execute and/or deliver to the Collateral Agent such documents as may be required by applicable Law in order to perfect and maintain the validity, effectiveness and priority of any such Collateral Document and any of the Liens intended to be created on such after-acquired properties, including, if the Acquisition Consideration of the property exceeds $1,000,000, a favorable Opinion of Counsel acceptable to the Collateral Agent as to the matters contained in clauses (i) and (ii) above and as to such other matters as the Collateral Agent may reasonably request.
     (b) Upon the occurrence and during the continuance of an Event of Default, the Company shall, and shall cause its Subsidiaries to, grant a security interest in, and take all actions to perfect such security interest, in any additional property and assets requested by the Collateral Agent in its sole discretion.

     Section 4.12. Inspection Rights.
     The Company shall, and shall cause each of its Subsidiaries to, permit representatives and independent contractors of the Collateral Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances, accounts and condition with its directors, officers, employees and advisors (including independent public accountants), all at the expense of the Company and at reasonable times during normal business hours and upon reasonable advance notice to the Company; provided, however, that when an Event of Default exists the Collateral Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and as often as may be desired and without advance notice.
     Section 4.13. Further Assurances.
     The Company shall, and shall cause each of its Subsidiaries to, (a) correct any material defect or error that may be discovered in any Financing Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments in order to (i) as the Trustee or the Collateral Agent may reasonably require from time to time, carry out more effectively the purposes of the Financing Documents, (ii) subject the Company’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents to the fullest extent permitted by applicable Law, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) subject to Section 6.02(m) hereof, as the Trustee or the Collateral Agent may reasonably require from time to time, assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which the Company or any of its Subsidiaries is or is to be a party,.
     Section 4.14. Material Contracts.
     The Company shall, and shall cause each of its Subsidiaries to, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it except where such failure to perform or observe could not reasonably be expected to have a Material Adverse Effect, and, after a Default, take all such action to such end as requested by the Collateral Agent and make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Company or any of its Subsidiaries is entitled to make under such Material Contract.
     Section 4.15. Cash Management System.
     (a) The Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to promptly (but in any event, within 30 days following the Issue Date) establish, and thereafter maintain, a cash management system with accounts, subject to Control Agreements, at banks organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having combined net capital and surplus of not less than $250,000,000 and at all times ensure that, by entering into Control Agreements, with respect to all applicable deposit and securities accounts maintained by the Company and its Subsidiaries (each a “Control Account”), all cash and cash equivalents of such Persons are subject to a valid and perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties.

     (b) The Company shall establish, and maintain, with the Collateral Agent a deposit or securities account (which account shall be a non-interest-bearing trust account and amounts on deposit therein may be invested in Cash Equivalents), in which the net proceeds from the issuance and sale of the Bonds and all gross revenues of the Company and its Subsidiaries shall be deposited, and with respect to which account, all cash and cash equivalents maintained therein are subject to a valid and perfected first-priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties (such account, the “Securities Account”).
     (c) In the absence of written directions from the Company, the Collateral Agent shall invest amounts in the Securities Account in The Bank of New York Cash Reserve. Neither the Collateral Agent nor the Trustee shall be accountable for any losses resulting from the sale or depreciation in the market value of such investment, unless such loss results from the Collateral Agent’s or the Trustee’s gross negligence, fraud or willful misconduct.
     Section 4.16. [Reserved].
     Section 4.17. Limitation on Incurrence of Additional Indebtedness.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness other than Permitted Indebtedness.
     Section 4.18. Limitation on Liens.
     The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or file or permit to be filed under the UCC (or similar Law) of any jurisdiction a financing statement (or similar record) that names the Company or any of its Subsidiaries as debtor, or assign or otherwise convey any accounts or other right to receive income or profits, other than Permitted Liens.
     Section 4.19. Limitation on Investments.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, make or hold any Investment other than Permitted Investments. An Investment shall be deemed to be existing or outstanding to the extent not returned in the same form as the original Investment (or any other form with a Fair Market Value equal to such original Investment).
     Section 4.20. Limitation on Fundamental Changes.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom, the following shall be permitted:
     (a) any Subsidiary may merge or consolidate with or into, or Dispose of all or substantially all of its assets to (i) the Company or any Subsidiary Guarantor, provided that the Company shall be the continuing or surviving Person in the case of any merger or consolidation involving the Company and

Subsidiary Guarantor shall be the continuing or surviving Person and remains a wholly-owned subsidiary of the Company in any other case, or (ii) any one or more other Subsidiaries, provided that when any Subsidiary Guarantor is merging with another Subsidiary, such Subsidiary Guarantor shall be the continuing or surviving Person;
     (b) any Subsidiary that is not a Subsidiary Guarantor may merge or consolidate with or into, or Dispose of all or substantially all its assets to another Subsidiary that is not a Subsidiary Guarantor;
     (c) any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not be expected to have a Material Adverse Effect; and
     (d) Investments permitted by Section 4.19.
     Section 4.21. Limitation on Dispositions.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, make any Disposition or enter into any agreement to make any Disposition, except for Permitted Dispositions.
     Section 4.22. Limitation on Restricted Payments.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:
     (a) each Subsidiary may make Restricted Payments to the Company, any Subsidiaries of the Company that are Guarantors and any other Person that owns a direct Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; and
     (b) the Company and each Subsidiary may declare and make Dividends payable solely in the common stock or other common Equity Interests of such Person.
     Section 4.23. Limitation on Affiliate Transactions.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Company or such Subsidiary as would be obtainable by the Company or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided, that in any event, in the case of any transaction with an Affiliate with a transaction value in excess $1,000,000, the transaction is approved by a majority if the independent directors of the Company and, in addition, in the case of any transaction with an Affiliate with a transaction value in excess $5,000,000, the Company has obtained a fairness opinion in respect of such transaction from an investment bank of recognized standing; provided that the foregoing restriction shall not apply to transactions between or among the Company and the Subsidiary Guarantors (or any of them).

     Section 4.24. Limitation on Burdensome Restrictions.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, enter into or permit to exist any Contractual Obligation (other than this Indenture or any other Financing Document) that (a) limits the ability of (i) any Subsidiary of the Company to make Restricted Payments to the Company or any Subsidiary Guarantor or to otherwise transfer property to or invest in the Company or any Subsidiary Guarantor, except for any agreement in effect (A) on the date hereof and set forth on Schedule IV, (B) at the time any Subsidiary becomes a Subsidiary of the Company, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company, (ii) any Subsidiary of the Company to Guarantee the Indebtedness of the Company or (iii) the Company or any of its Subsidiaries to create, incur, assume or permit to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Permitted Indebtedness of a type described in clause (6) of the definition thereof solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
     Section 4.25. Margin Stock.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, use the proceeds of the issuance of the Bonds, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose.
     Section 4.26. Change in the Nature of the Business.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, engage in any business other than the Business of the Company and its Subsidiaries or any business substantially related or incidental thereto.
     Section 4.27. Amendments to Organizational Documents.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, amend any of its Organizational Documents in a manner that could be reasonably expected to result in a Material Adverse Effect.
     Section 4.28. Accounting Changes.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year (other than change its fiscal year end to December 31).
     Section 4.29. Prepayment, etc. of Indebtedness.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, except (a) the prepayment of the Bonds in accordance with the terms thereof and of this Indenture, (b) regularly scheduled or required repayments or redemptions of Indebtedness set forth in Schedule I, and (c) the payment of any Indebtedness in accordance with its terms, including the terms of any applicable subordination agreement.

     Section 4.30. Amendment, etc. of Related Documents and Indebtedness.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, (b) amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, (c) waive any default under or any breach of any term or condition of any Related Document, (d) take any other action in connection with any Related Document that would impair the value of the interest or rights of the Company thereunder or that would impair the rights or interests of any Holder or (e) amend, modify or change in any manner any term or condition of any Permitted Indebtedness of a type described in clause (2) of the definition thereof, except for any refinancing, refunding, renewal or extension thereof permitted by such clause, in the case of (b) through (d) other than any amendment, modification, change, consent, waiver, approval or action in connection with any Related Document that is not materially adverse to the interests of any Holders or that could not be reasonably expected to result in a Material Adverse Effect.
     Section 4.31. Additional Subsidiary Guarantees.
     If the Company or any of its Subsidiaries acquires or creates another Subsidiary after the Issue Date, then the Company shall cause such Subsidiary to:
     (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company’s obligations under the Bonds and this Indenture on the terms set forth in this Indenture;
     (2) (a) execute and deliver to the Collateral Agent a security agreement in form and substance substantially similar to the Security Agreement (or other agreement, instrument or document in form and substance substantially similar to any comparable Collateral Document) or an amendment or supplement to the relevant Collateral Documents, granting to the Collateral Agent, for the benefit of the Holders, a perfected security interest in (i) the Equity Interests of such new Subsidiary and (ii) any intercompany notes or debt securities of such new Subsidiary, in either case, that are held by the Company or any other of its Subsidiaries, subject to Permitted Liens, and (b) deliver to the Collateral Agent any certificates representing such Equity Interests, intercompany notes and debt securities, together with (i) in the case of such Equity Interests, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such intercompany notes or debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such other Subsidiary that holds such Equity Interests, intercompany notes or debt securities, as the case may be;
     (3) take such actions necessary or as the Collateral Agent reasonably determines to be advisable (subject to the terms of Section 6.02(m) hereof) to grant to the Collateral Agent for the benefit of the Holders a perfected security interest in the assets of such new Subsidiary (other than leasehold interests), subject to the Permitted Liens, including the filing of UCC financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent;
     (4) take such further action and execute and deliver such other documents specified in this Indenture or otherwise reasonably requested by the Trustee or the Collateral Agent (subject to the terms of Section 6.02(m) hereof) to effectuate the foregoing; and

     (5) deliver to the Trustee an Opinion of Counsel that such supplemental indenture and any other documents required to be delivered have been duly authorized, executed and delivered by such Subsidiary and constitutes a valid, binding and enforceable obligation of such Subsidiary and such other opinions regarding the perfection of such Liens in the assets of such Subsidiary as provided for in this Indenture.
Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture.
     In addition, as promptly as practicable after such formation or acquisition, the Company shall, at the Company’s expense, deliver, unless not required by the Collateral Agent in its sole discretion (subject to the terms of Section 6.02(m) hereof), to the Collateral Agent with respect to each parcel of real property owned or held by such Subsidiary title reports, surveys and engineering, soils and other reports, and environmental assessment reports, indicating the presence or absence of Hazardous Materials at, on or in such parcel (and, if Hazardous Materials in an amount requiring reporting under applicable Law, further environmental assessment reports), each in scope, form and substance reasonably satisfactory to the Collateral Agent (subject to the terms of Section 6.02(m) hereof), provided, however, that to the extent that the Company or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent.
     Section 4.32. Impairment of Security Interest.
     Neither the Company nor any of its Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral. Neither the Company nor any of its Subsidiaries shall grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent) to retain, any Lien on the Collateral other than Permitted Liens. Neither the Company nor any of its Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture. The Company shall, and shall cause each Subsidiary Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request (subject to the terms of Section 6.02(m) hereof) to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Documents. The Company shall, and shall cause each Subsidiary Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable Law to perfect the Liens created by the Collateral Documents at such times and at such places as the Collateral Agent or the Trustee may reasonably request (subject to the terms of Section 6.02(m) hereof).
     Section 4.33. Real Estate Mortgages and Filings.
     With respect to any fee interest in any real property (individually and collectively, the “Premises”) (a) owned by the Company or any of its Subsidiaries on the Issue Date or (b) acquired by the Company or such Subsidiary after the Issue Date, with (i) Acquisition Consideration or (ii) as of the Issue Date, with a Fair Market Value, of greater than $1,000,000, on the Issue Date in the case of clause (a) and within 90 days of the acquisition thereof in the case of clause (b):
     (1) the Company shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of a Mortgage, each dated as of the Issue Date or the date of acquisition of such property, as the case may be, duly executed by the Company or the applicable Subsidiary, together with evidence of the completion (or reasonably satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien against the properties purported to be covered thereby;
     (2) the Company shall deliver to the Collateral Agent mortgagee’s title insurance policies in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that subject to the exceptions approved by the Collateral Agent in its reasonable discretion (in accordance with Section 6.02(m) hereof) and noted in such title insurance policy, title to such property is marketable and that the interest created by the Mortgage constitutes a valid Lien thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available, at commercially reasonable rates such endorsements as the Collateral Agent (subject to the terms of Section 6.02(m) hereof) shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon; and
     (3) the Company shall deliver to the Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property, there has been no change in the facts depicted in the survey or (ii) an affidavit and/or indemnity from the Company and the Subsidiary Guarantors stating that to its knowledge there has been no change in facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Company or Subsidiary Guarantor, as applicable, of such Premises for the Company or such Subsidiary Guarantor’s business as so conducted, or intended to be conducted, at such Premises and in each case, in form sufficient for the title insurer issuing the title policy to remove the standard survey exception from such policy and issue a survey endorsement to such policy.
     Section 4.34. Landlord, Bailee and Consignee Waivers.
     (a) Each of the Company and each of its Subsidiaries that is a lessee of, or becomes a lessee of, real property on or in which it will maintain, store, hold or locate assets having an aggregate Fair Market Value of at least $1,000,000 shall use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver, substantially in the form of Exhibit F, executed by the lessor of such real property, within 90 days of the Issue Date, if such real property is leased by the Company or such Subsidiary as of the Issue Date, or otherwise within 90 days of the date such real property is leased by the Company or such Subsidiary.
     (b) Each of the Company and each of its Subsidiaries that is a bailor of, or becomes a bailor of, assets having an aggregate Fair Market Value of at least $1,000,000 shall use commercially reasonable efforts to deliver to the Collateral Agent a waiver, substantially in the form of the Exhibit G, executed by the bailee of such assets, within 90 days of the Issue Date, if such bailee holds such assets as of the Issue Date, or otherwise within 90 days of the date such bailee holds such assets.
     (c) Each of the Company and each of its Subsidiaries that is a consignor of, or becomes a consignor of, assets having a Fair Market Value of at least $1,000,000 shall use commercially reasonable efforts to deliver to the Collateral Agent a waiver, substantially in the form of the Exhibit H, executed by the consignee of such assets, within 90 days of the Issue Date, if such assets are consigned as of the Issue Date, or otherwise within 90 days of the date such assets are consigned.

     Section 4.35. Payments for Consent.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Bonds or any other Financing Document unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
     Section 4.36. Products.
     The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, acquire one or more Products or become party to, or bound by, one or more in-bound licensing arrangements with respect to any Product unless (i) such acquisition is consistent with the Company’s past practices and in accordance with its business plans, (ii) the Acquisition Consideration therefor, considered with the Acquisition Consideration for all Permitted Investments of the type described in clause (8) of the definition thereof, is not in excess of $5,000,000 in any single transaction or series of related transactions, $10,000,000 in any fiscal year or, in the aggregate from the Issue Date, (x) $15,000,000 plus (y) the lesser of (i) the aggregate amount of Net Cash Proceeds from the sale or issuance of Equity Interests in the Company minus the aggregate amounts paid to redeem Bonds pursuant to Section 3.01(a)(iii) and (ii) $15,000,000 and (c) the Company delivers to the Trustee at least thirty days prior to such acquisition, an Officers’ Certificate certifying that, immediately before and immediately after giving effect to the acquisition (including giving pro forma effect to the aggregate Acquisition Consideration paid and payable in respect of any such acquisition), no Default shall have occurred and be continuing including no Default under the covenants set forth in Section 4.37.
     Section 4.37. Financial Covenants.
     (a) Minimum Liquidity. The aggregate cash and Cash Equivalents on deposit in the Securities Account and the Control Accounts (excluding the proceeds from any incurrence or issuance by the Company or any of its Subsidiaries of Indebtedness (other than the Bonds) and any sale or issuance of Equity Interests in the Company (except to the extent the proceeds from such sale or issuance of Equity Interests are used to fund the Acquisition Consideration paid from the Securities Account or any Control Account in connection with an acquisition permitted under clause (8) of the definition of Permitted Investments)) at any time shall not be less than (x) the sum of (i) the amount shown in the table below for such time, (ii) if there occurs a Product MAE with respect to Zemiva, the amount shown in the table attached as Schedule 5 under “Zemiva Adjustment Amount” based on the month on which the Product MAE occurs and the period being tested, (iii) if there occurs a Product MAE with respect to Azedra, the amount shown in the table attached as Schedule 5 under “Azedra Adjustment Amount” based on the month on which the Product MAE occurs and the period being tested and (iv) if there occurs a Product MAE with respect to Onalta, the amount shown in the table attached as Schedule 5 under “Onalta Adjustment Amount” based on the month on which the Product MAE occurs and the period being tested, minus (without duplication) (y) (i) the aggregate Redemption Price paid in accordance with Section 3.01(a)(vi), (ii) the amount on deposit in the Redemption Collateral Account, (iii) to the extent not held in the Securities Account or any Control Account, the amount reinvested pursuant to the terms of Section 3.01(a)(vi) and (iv) in the event of a Product MAE in respect of any Primary Product, the aggregate amount of Product MAE Expenses made in respect of such Primary Product for the applicable period specified below:

For the period specified:	Minimum Amount
($000’s)
November 2007	$****
December 2007	$****
January 2008	$****
February 2008	$****
March 2008	$****
April 2008	$****
May 2008	$****
June 2008	$****
July 2008	$****
August 2008	$****
September 2008	$****
October 2008	$****
November 2008	$****
December 2008	$****
January 2009	$****
February 2009	$****
March 2009	$****
April 2009	$****
May 1, 2009 to June 30, 2009	$****
July 1, 2009 to September 31, 2009	$****
October 1, 2009 to December 31, 2010	$****
January 1, 2010 to March 30, 2010	$****
April 1, 2010 to June 30, 2010	$****
July 1, 2010 to September 30, 2010	$****
October 1, 2010 to December 31, 2011	$****
January 1, 2011 to March 31, 2011	$****
April 1, 2011 to June 30, 2011	$****
July 1, 2011 to September 30, 2011	$****
October 1, 2011 to December 31, 2012	$****
January 1, 2012 to March 31, 2012	$****
April 1, 2012 to June 30, 2012	$****
July 1, 2012 to September 30, 2012	$****
October 1, 2012 to the Maturity Date	$****
The Company hereby authorizes the Collateral Agent to disclose to the Trustee the amount on deposit in the Securities Account and each Control Account, upon the Trustee’s request (which request shall be made upon the reasonable request of any holder of any beneficial interest in the Bonds and may otherwise be made by the Trustee at

* Confidential treatment requested *

any time), and authorizes the Trustee to provide such information to the Holders, and the Trustee shall provide such information to the Holders.
     (b) Maximum Capital Expenditures. The aggregate Capital Expenditures made or incurred by the Company or any of its Subsidiaries, whether by payment in cash or the incurrence of Indebtedness (including, for the avoidance of doubt, Permitted Indebtedness of the type described in clause (6) of the definition thereof) or otherwise, in any fiscal year of the Company ending on or after December 31, 2007 shall not exceed the sum of (a) the amount set forth below for such fiscal year, (b) to the extent the Company and its Subsidiaries make or incurs Capital Expenditures in an amount less than the amount set forth below for the immediately preceding fiscal year, the positive difference between the amount set forth and such amount made or incurred in the immediately preceding fiscal year, but not more than $****, and (c) in any fiscal year in which the Company purchases a cyclotron, the Acquisition Consideration for such purchase paid in such fiscal year not to exceed $**** in the aggregate while the Bonds are outstanding:

For the fiscal year ending:	Amount
December 31, 2007	$	****
December 31, 2008	$	****
December 31, 2009	$	****
December 31, 2010	$	****
December 31, 2011	$	****
December 31, 2012	$	****
     Section 4.38. Subsidiaries.
     The Company shall not transfer any assets or property to any of its Subsidiaries or cause or permit any of its Subsidiaries to engage in any business, conduct any operations or incur any obligations or liabilities unless, in each case, such Subsidiary complies with the requirements of Section 4.31 as if such Subsidiary was acquired or created after the Issue Date and has become a Subsidiary Guarantor hereunder.
ARTICLE FIVE
DEFAULT AND REMEDIES
     Section 5.01. Events of Default. The following events are defined as “Events of Default”:
     (1) the failure to pay cash interest on any Bonds (except, in respect of any Shortfall where PIK Bonds are issued on the applicable Interest Payment Dates) or any other amount (other than principal for the Bonds) when the same becomes due and payable and such failure continues for a period of two (2) Business Days or the failure to issue PIK Bonds in an aggregate principal amount equal to the Shortfall on any Interest Payment Date between and including November 16, 2007 and November 16, 2010 in accordance with Section 2.02(c)(ii);
     (2) the failure to pay the principal of or premium, if any, on any Bonds, when such principal becomes due and payable, at maturity, upon redemption or otherwise;

*  Confidential treatment requested *

     (3) (i) a default in the observance or performance of any covenant or agreement contained in Section 4.03, Section 4.04, Section 4.06 (with respect to the Company’s legal existence), Section 4.11, Section 4.17 to Section 4.31 and Section 4.35 to Section 4.37 or (ii) a default in the observance or performance of any covenant or agreement contained Section 4.03 or Section 4.32 and such default continues for a period of ten (10) days (but with respect to Section 4.32, such ten-day grace period shall only apply if such default can be cured within such ten day period);
     (4) a default in the observance or performance of any covenant or agreement (not specified in clause (3) above) contained in this Indenture or any Financing Document which default continues for a period of thirty (30) days after the Company receives written notice of the default from the Trustee or the Holders of at least 50% in aggregate principal amount of the then outstanding Bonds;
     (5) any representation or warranty made in or deemed to be made in connection with any Financing Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Financing Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;
     (6) the Company or any of its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee of the Company or any of its Subsidiaries having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, which is not cured within cure or grace periods applicable to the applicable Indebtedness or Guarantee or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, which failure is not cured within applicable cure or grace periods and the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;
     (7) one or more judgments or orders for the payment of money in an aggregate amount in excess of the Threshold Amount shall have been rendered against the Company or any of its Subsidiaries (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;
     (8) the Company or any of its Subsidiaries that is not a Non-Material Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors, (E) takes any corporate action to authorize or effect any of the foregoing, or (F) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;
     (9) (i) a court of competent jurisdiction enters an order or decree that (A) is an order for relief in respect of the Company or any of its Subsidiaries that is not a Non-Material Subsidiary in an involuntary case under any Bankruptcy Law, (B) appoints a Custodian of the Company or such Subsidiary or for substantially all of the property of the Company or such Subsidiary, or (C) orders the winding-up or liquidation of the Company’s or such Subsidiary’s affairs; and such order or decree shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Company or such Subsidiary and is not released, vacated or fully bonded within sixty (60) consecutive days after its issue or levy;
     (10) any Collateral Document at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons and subject to no other Liens except as expressly permitted by the applicable Collateral Document;
     (11) any provision of any Financing Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or upon the satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Company or any of its Subsidiaries contests, or any other Person commences an action or proceeding to contest, the validity or enforceability of any provision of any Financing Document (exclusive of questions of interpretation of any provision thereof); or the Company or any of its Subsidiaries denies that it has any or further liability or obligation under any provision of any Financing Document, or purports to revoke, terminate or rescind any provision of any Financing Document;
     (12) there occurs a Change of Control;
     (13) there occurs any ERISA Event that, together with all other ERISA Events that have occurred or are occurring, could reasonably be expected to have a Material Adverse Effect; or
     (14) the occurrence of a Product MAE with respect to a Primary Product, unless the Company owns at least two Primary Products as to which no Product MAE has occurred.
     Section 5.02. Acceleration.
     (a) If an Event of Default (other than an Event of Default specified in Section 5.01(8) or (9) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee may, and upon the direction of the Holders of at least 50% in aggregate principal amount of the then outstanding Bonds, shall declare the principal of, and premium, if any, and accrued interest on, all the Bonds to be due and payable by notice in writing to the Company, the Trustee and the Collateral Agent specifying the Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.
     (b) If an Event of Default specified in Section 5.01(8) or (9) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on, all of the outstanding Bonds shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
     (c) At any time after an Acceleration Notice has been provided with respect to the Bonds as described in Section 5.02 (a) and (b), the Holders of a majority in principal amount of the Bonds may rescind and cancel such declaration and its consequences:
     (i) if the rescission would not conflict with any judgment or decree;
     (ii) if all existing Events of Default have been cured or waived except nonpayment of principal of, and premium, if any, and interest on, the Bonds that has become due solely because of the acceleration;
     (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest, and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid;
     (iv) the Company has deposited with the Trustee a sum sufficient to pay the reasonable compensation of the Trustee and to reimburse the reasonable expenses, disbursements and advances of the Trustee, its agent and its counsel; and
     (v) in the event of the cure or waiver of an Event of Default of the type described in Section 5.01(8) or (9), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.
     (d) No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     Section 5.03. Other Remedies.
     If an Event of Default occurs and is continuing, each of the Trustee and the Collateral Agent may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, or interest on, the Bonds or to enforce the performance of any provision of the Bonds, this Indenture or any of the other Financing Documents.
     Each of the Trustee and the Collateral Agent may maintain a proceeding even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.
     Section 5.04. Waiver of Past Defaults.
     Subject to Sections 2.09, 5.02, 5.07 and 8.02, the Holders of a majority in principal amount of the Bonds may waive any existing Default or Event of Default and its consequences, except (other than as provided in Section 5.02(c)) a default in the payment of the principal of, or premium, if any, interest on, any Bonds. When a Default or Event of Default is waived, it is cured and ceases to exist.

     Section 5.05. Control by Majority.
     Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Bonds may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent, as the case may be, or exercising any trust or power conferred on the Trustee or the Collateral Agent, as the case may be, including, without limitation, any remedies provided for in Section 5.03. Subject to Sections 6.01 and 6.02, however, the Trustee or the Collateral Agent, as the case may be, may refuse to follow any direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing) that the Trustee or the Collateral Agent, as the case may be, reasonably believes conflicts with any applicable Law or with any Financing Document, that the Trustee or the Collateral Agent, as the case may be, determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee or the Collateral Agent, as the case may be, to personal liability; provided that the Trustee or the Collateral Agent, as the case may be, may take any other action deemed proper by the Trustee or the Collateral Agent, as the case may be, which is not inconsistent with such direction (which direction, if sent to the Trustee or the Collateral Agent, as the case may be, shall be in writing).
     Section 5.06. Limitation on Suits.
     A Holder may not pursue any remedy with respect to this Indenture or the Bonds unless:
     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (2) subject to Section 2.09, Holders of at least 50% in principal amount of the outstanding Bonds make a written request to the Trustee to institute proceedings in respect of that Event of Default;
     (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;
     (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and
     (5) during such sixty (60) day period the Holders of a majority in principal amount of the outstanding Bonds do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.
     Section 5.07. Rights of Holders To Receive Payment.
     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on, a Bond, on or after the respective due dates expressed in such Bond, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     Section 5.08. Collection Suit by Trustee or Collateral Agent.
     If an Event of Default specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee or the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Bonds for the whole amount of principal of, premium, if any, and accrued interest on, the Bonds, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue amounts at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due any such Person under the Financing Documents and Section 6.07.
     Section 5.09. Trustee May File Proofs of Claim.
     The Trustee and the Collateral Agent are authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee or Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Bonds, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee or Collateral Agent and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee or Collateral Agent any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, the Collateral Agent, their respective agents and counsel, and any other amounts due any such Person under the Financing Documents and Section 6.07. The Company’s payment obligations under this Section 5.09 shall be secured in accordance with the provisions of Section 6.07. Nothing herein contained shall be deemed to authorize the Trustee or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee or the Collateral Agent, as the case may be, to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.10. Priorities.
     If the Trustee or the Collateral Agent collects any amounts pursuant to this Article Five, such amounts shall be applied in the following order:
     First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under Section 6.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee or the Collateral Agent, as the case may be, and the costs and expenses of collection, including fees, charges and disbursements of counsel to such Persons (including fees and time charges for attorneys who may be employees of any such Person);
     Second: if the Secured Parties are forced to proceed against the Company directly without the Trustee or the Collateral Agent, to the Secured Parties for their collection costs (including fees, charges and disbursements of counsel to the Secured Parties (including fees and time charges for attorneys who may be employees of any Secured Party)), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third: to the Holders of the Bonds for amounts due and unpaid on the Bonds for premium, if any, and interest, ratably, without preference or priority of any kind, ratably in proportion to the respective amounts described in this clause Third held by them;

     Fourth: to the Holders of the Bonds for amounts due and unpaid on the Bonds for principal, without preference or priority of any kind, ratably in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth: the payment of any other Obligations owing to the respective Secured Parties and any interest accrued thereon; and
     Last: to the Company or any other obligor on the Bonds, as their interests may appear, or as a court of competent jurisdiction may direct.
     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10.
     Section 5.11. Undertaking for Costs.
     All parties to this Indenture agree, and each Holder by its acceptance of its Bond shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Collateral Agent, as the case may be, for any action taken or omitted by it as Trustee or the Collateral Agent, as the case may be, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee or the Collateral Agent, as the case may be, a suit by a Holder pursuant to Section 5.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Bonds.
     Section 5.12. Restoration of Rights and Remedies.
     If the Trustee, the Collateral Agent or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent, or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.
ARTICLE SIX
TRUSTEE
     Section 6.01. Duties of Trustee.
     The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this clause (c) does not limit the effect of clause (b) of this Section 6.01;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.
     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability (financial or otherwise). The Trustee shall be under no obligation to exercise any of its rights or powers under the Financing Documents at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and indemnity reasonably satisfactory to the Trustee against the costs and expenses which may be incurred by it (including repayment of its own funds) in compliance with such request, order or direction.
     (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (a), (b), (c) and (d) of this Section 6.01.
     (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.
     Section 6.02. Rights of Trustee and Collateral Agent.
     Subject to Section 6.01:
     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 10.04 and 10.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The written advice of the Trustee’s counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.
     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions hereof.
     (f) The Trustee shall not be required to give any bond or surety in respect of the performance or exercise of its powers or duties hereunder.
     (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.
     (h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless the Trustee shall have received from the Company, any Subsidiary Guarantor or any other obligor upon the Bonds or from any Holder written notice thereof at its address set forth in Section 10.02 hereof, and such notice references the Bonds and this Indenture. In the absence of any such notice, the Trustee may conclusively assume that no such Default of Event of Default exists.
     (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, in its capacity as Collateral Agent and Calculation Agent), including the Trustee’s officers, directors, agents and employees and each agent, custodian and other Person employed to act hereunder. Such rights, privileges, protections, immunities and benefits, including, without limitation, the right to indemnification, together with the Trustee’s right to compensation and reimbursement expenses, shall survive the Trustee’s resignation or removal and final payment of the Bonds.

     (j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
     (k) The permissive right of the Trustee to take any action under the Financing Documents shall not be construed as a duty to so act.
     (l) In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Bonds then outstanding, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.
     (m) Notwithstanding anything to the contrary in this Indenture or any other Financing Document (other than Section 6.01 hereof), as to the exercise by the Trustee or the Collateral Agent of any rights or remedies under any Financing Document (including the exercise of any discretion of such Person and the making of requests as permitted under any Financing Document), the giving of any consent by the Trustee or the Collateral Agent under any Financing Document (including the determination of the reasonable satisfaction of such Person), the entry by the Trustee or the Collateral Agent into any agreement amending, modifying, supplementing or waiving any provision of this Indenture or any other Financing Document (other than as permitted pursuant to Section 8.01 hereof), neither the Trustee nor the Collateral Agent shall be required to take any such action unless it shall have been directed to do so by the Holders of at least 25% in aggregate principal amount of the outstanding Bonds (or such other percentage expressly specified for such action in the applicable Financing Document).
     (n) The Trustee shall not be obligated to take any remedial action with respect to an Event of Default of the type described in clause (5) or (10) of Section 5.01, unless it has first been notified of such event or occurrence by the Company or the Holders of at least 50% in aggregate principal amount of the outstanding Bonds.
     Section 6.03. Individual Rights of Trustee.
     The Trustee in its individual or any other capacity may become the owner or pledgee of Bonds and may otherwise deal with the Company, any Subsidiary of the Company or its respective Affiliates with the same rights it would have if it were not Trustee or serving in any other such capacity. The Trustee in its individual or any other capacity may also engage in or be interested in any financial or other transaction with the Company, any Subsidiary of the Company or its respective Affiliates and may act as depository, trustee or agent for any committee of Holders of Bonds secured hereby or other obligations of the Company as freely as if it were not Trustee or serving in any other such capacity. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 6.10 and 6.11 of this Indenture.
     Section 6.04. Disclaimer for Trustee and Collateral Agent.
     Neither the Trustee nor the Collateral Agent makes any representation as to the validity, adequacy or sufficiency of this Indenture, the Bonds or any other Financing Document, and neither the Trustee nor the Collateral Agent shall be accountable for the Company’s use of the proceeds from the Bonds, and neither the Trustee nor the Collateral Agent shall be responsible for any statement of the Company or any of its Subsidiaries in this Indenture, the Bonds, any Financing Document or any other document in connection with the issuance of the Bonds, other than the Trustee’s certificate of authentication, which shall be taken as the statement of the Company, and neither the Trustee nor the Collateral Agent assumes any responsibility for their correctness. Nothing herein, including in the recitals hereof, shall impose on the Trustee or the Collateral Agent any obligations of the Company or any of its Subsidiaries under any agreements, documents or instruments that are part of the Collateral, all of which shall be retained by the Company or such Subsidiary, as applicable.
     Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. Each of the Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment comparable to that which it accords its own property.
     Neither the Trustee nor the Collateral Agent makes any representations as to, nor shall the Trustee or the Collateral Agent be responsible for, the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee or the Collateral Agent, for the validity or sufficiency of the Collateral, any Collateral Documents or any agreement or assignment contained in any thereof, for the validity of the title of the Company or any Subsidiary Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.
     Section 6.05. Notice of Default.
     If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder and the Collateral Agent, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Bond, including an accelerated payment, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.
     Section 6.06. Reports by Trustee to Holders.
     Within sixty (60) days after each May 15, beginning with May 15, 2008, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).
     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the SEC and each stock exchange or market, if any, on which the Bonds are listed or quoted.

     The Company shall promptly notify the Trustee in writing if the Bonds become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d) and any delisting thereof.
     Upon request, the Trustee shall promptly deliver to any Holder or a holder of a beneficial interest in the Bonds any information delivered to the Trustee under this Indenture.
     Section 6.07. Compensation and Indemnity.
     The Company shall pay to the Trustee, the Collateral Agent, the Paying Agent and the Registrar (each an “Indemnified Party”) from time to time compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be, as agreed in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by it in connection with the performance of its duties under, as the case may be, the Financing Documents. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party’s agents and counsel.
     The Company and the Subsidiary Guarantors, jointly and severally, hereby indemnify each Indemnified Party and its agents, employees, stockholders and directors and officers for, and holds each of them harmless against, any loss, cost, claim, liability or expense (including taxes) incurred by any of them except for such actions to the extent caused by any gross negligence or willful misconduct on the part of such Indemnified Party, arising out of or in connection with the Financing Documents or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture or the other Financing Documents against the Company or any Subsidiary Guarantor (including this Section 6.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). An Indemnified Party shall notify the Company promptly of any claim asserted against such Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder or under the other Financing Documents. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the Indemnified Party’s sole discretion, the Company shall defend the claim and the Indemnified Party shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Indemnified Party. Alternatively, the Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party’s defense and there is no conflict of interest between or alternative defenses between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Indemnified Party. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.
     To secure the Company’s and each Subsidiary Guarantor’s payment obligations in this Section 6.07, each Indemnified Party shall have a lien prior to the Bonds on all monies, property or Collateral held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Bonds which have been called for redemption.
     When an Indemnified Party incurs expenses or renders services after an Event of Default specified in Section 5.01(8) or (9) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Documents or the other Financing Documents or the resignation or removal of the Trustee, Collateral Agent, Paying Agent or the Registrar.
     The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.
     “Trustee” for purposes of this Section 6.07 shall include any predecessor Trustee; provided, however, that the bad faith, gross negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
     Section 6.08. Replacement of Trustee.
     The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Bonds may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:
(1)	the Trustee fails to comply with Section 6.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting with respect to the Bonds.
     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Bonds may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall such retiring Trustee duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in Section 6.07. Upon written request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
     If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company’s expense, the Company or the Holders of at least 10% in principal amount of the outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 6.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office and its notice address for purposes of Section 10.02.
     Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 6.08, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.
     Section 6.09. Successor Trustee by Merger, Etc.
     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; provided, however, that such Person shall be otherwise qualified and eligible under this Article Six.
     In case any Bonds have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such Bonds.
     Section 6.10. Eligibility; Disqualification.
     (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Bonds.
     (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.
     Section 6.11. Preferential Collection of Claims Against Company.
     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.
     Section 6.12. Trustee as Paying Agent and Collateral Agent.
     References to the Trustee in Sections 6.01, 6.02, 6.03, 6.04, 6.07 and 6.08 and the first paragraph of Section 6.09 shall include the Trustee in its role as Paying Agent, as Registrar and as Collateral Agent.

     Section 6.13. Co-Trustees, Co-Collateral Agent and Separate Trustees and Collateral Agent.
     (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company, the Trustee and the Collateral Agent shall have the power to appoint, and, upon the written request of the Trustee, the Collateral Agent or of the Holders of at least 25% in principal amount of the Bonds outstanding, the Company shall for such purpose, join with the Trustee or the Collateral Agent, as the case may be, in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power, deemed necessary or desirable, subject to the other provisions of this Section 6.13. If the Company does not join such appointment within 15 days after the receipt by it of a request to do so, or if an Event of Default shall have occurred and be continuing, the Trustee or the Collateral Agent alone shall have the power to make such appointment.
     (b) Should any written instrument from the Company be required by any co-trustee, co-collateral agent or separate trustee or separate collateral agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.
     (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:
     (i) The Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.
     (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-collateral agent or separate collateral agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-collateral agent or separate collateral agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, collateral agent or co-collateral agent or separate collateral agent.
     (iii) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 6.13, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this Section 6.13.

     (iv) Neither the Trustee nor any co-trustee, co-collateral agent or separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of any other such trustee or collateral agent hereunder.
     (v) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.
     Section 6.14. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
ARTICLE SEVEN
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 7.01. Legal Defeasance and Covenant Defeasance.
     (a) The Company may, at its option and at any time, elect to have either clause (b) or clause (c) below be applied to the outstanding Bonds upon compliance with the applicable conditions set forth in clause (d).
     (b) Upon the Company’s exercise under clause (a) of the option applicable to this clause (b), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Bonds, the Subsidiary Guarantees and the Collateral Documents on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Bonds, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clause (i) and (ii) below, and the Company and the Subsidiary Guarantors shall be deemed to have satisfied all their other obligations under such Bonds and this Indenture, the Subsidiary

Guarantees and the Collateral Documents, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Bonds to receive solely from the trust fund described in clause (d) below and as more fully set forth in such clause, payments in respect of the principal of, and premium, if any, interest on, such Bonds when such payments are due, (ii) obligations listed in Section 7.03, subject to compliance with this Section 7.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent and the Company’s obligations in connection therewith. The Company may exercise its option under this clause (b) notwithstanding the prior exercise of its option under clause (c) below with respect to the Bonds.
     (c) Upon the Company’s exercise under clause (a) of the option applicable to this clause (c), the Company and its Subsidiaries shall be released and discharged from their obligations under any covenant contained in Section 4.03 (other than clause (i) and (j) thereof), Section 4.07 (other than clause (c) thereof), Sections 4.08 through 4.34 and Section 4.37, with respect to the outstanding Bonds on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Bonds shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Bonds shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Bonds, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01, but, except as specified above, the remainder of this Indenture and such Bonds shall be unaffected thereby. In addition, upon the Company’s exercise under clause (a) hereof of the option applicable to this clause (c), subject to the satisfaction of the conditions set forth in clause (d) below, Sections 5.01(3), through (7), and Sections 5.01(10) through (14) shall not constitute Events of Default.
     (d) The following shall be the conditions to application of either clause (b) or clause (c) above to the outstanding Bonds:
     (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay the principal of, and premium, if any, interest on, the outstanding Bonds on the stated dates for payment or redemption, as the case may be; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Bonds to maturity or redemption;
     (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit pursuant to clause (1) of this clause (d) (except such Default or Event of Default resulting from the failure to comply with Section 4.08 as a result of the borrowing of funds required to effect such deposit) or insofar as Defaults or Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of such deposit;
     (3) Such Legal Defeasance or Covenant Defeasance shall not result in a breach of, or constitute a default here under or any other material agreement or instrument to which the

Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
     (4) (i) In the event the Company elects clause (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States of America, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) in the event the Company elects clause (c) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (5) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) of this clause (d) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;
     (6) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or Covenant Defeasance, as the case may be, have been complied with;
     (7) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and
     (8) The Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary qualifications and exclusions) to the effect that the trust resulting from the deposit under clause (1) of this clause (d) does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.
Notwithstanding the foregoing, the Opinion of Counsel required by Section 7.01(d)(4)(i) above with respect to a Legal Defeasance need not be delivered if all Bonds not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.
     In the event all or any portion of the Bonds are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

     Section 7.02. Satisfaction and Discharge.
     In addition to the Company’s rights under Section 7.01, the Company may terminate all of its obligations under this Indenture (subject to Section 7.03), and this Indenture, the Bonds, the Subsidiary Guarantees and the Collateral Documents, and all Liens created thereunder, shall be discharged and shall cease to be in effect when:
(1)	either:
     (a) all the Bonds theretofore authenticated and delivered (except lost, stolen or destroyed Bonds which have been replaced or paid as provided in Section 2.07 and Bonds for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or
     (b) all Bonds not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Bonds not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the Bonds to the date of deposit together with irrevocable written instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (2) the Company has paid all other sums payable under this Indenture, the Collateral Documents and the other Financing Documents; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.
     Section 7.03. Survival of Certain Obligations.
     Notwithstanding the satisfaction and discharge of this Indenture and of the Bonds referred to in Section 7.01 or 7.02, the respective obligations of the Company and the Trustee under Sections 2.03, 2.04, 2.05, 2.06, 2.07 and 2.08, Sections 6.07 and 6.08 and Sections 7.05, 7.06 and 7.07 shall survive until the Bonds are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 6.07, 7.04, 7.05 and 7.06 and 7.07 shall survive.
     Section 7.04. Acknowledgment of Discharge by Trustee.
     Subject to Section 7.07, after (i) the conditions of Section 7.01 or 7.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee, upon written request, shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 7.03 and the Collateral Agent shall execute and deliver to the Company any document reasonably requested by the Company to effect or evidence any release and discharge of Lien or Collateral Document.
     Section 7.05. Application of Trust Moneys.
     The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 7.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 7.01, to the payment of principal of, premium, if any, and interest on, the Bonds. Anything in this Article Seven to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 7.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 7.01 or 7.02 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Bonds.
     Section 7.06. Repayment to the Company; Unclaimed Money.
     Subject to Sections 6.07, 7.01 and 7.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of a written request from the Company any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required, without interest thereon; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company, without interest thereon. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.
     Section 7.07. Reinstatement.
     If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 7.01 or 7.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantors’ obligations under this Indenture and each other Financing Document to which such person is a party shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 or 7.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 7.01 or 7.02; provided, however, that if the Company has made any payment of premium, if any, or interest on or principal of any Bonds because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Bonds to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
     Section 7.08. Recording and Opinions.
     (a) The Company will deliver to the Collateral Agent and the Trustee on November 16 in each year beginning with November 16, 2008, an Opinion of Counsel, which may be rendered by internal counsel to the Company, dated as of such date, either:
     (1) stating substantially to the effect that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording, and re-filing of this Indenture or any Collateral Document as is necessary to maintain the Lien of this Indenture or any Collateral Document and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given; or
     (2) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien under this Indenture and the Collateral Documents.
     (b) The Company will otherwise comply with the provisions of TIA § 314(b).
     Section 7.09. Release of Collateral.
     (a) Subject to subsections (b), (c) and (d) of this Section 7.09, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and as provided hereby.
     (b) Upon the request of the Company pursuant to an Officers’ Certificate, upon which the Trustee and the Collateral Agent may conclusively rely, certifying that all conditions precedent hereunder have been met and without the consent of any Holder, the Company and the Subsidiary Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Bonds under any one or more of the following circumstances:
     (1) to enable the Company or any Subsidiary Guarantor to consummate any Asset Disposition permitted or not prohibited by Section 4.21;
     (2) if any Subsidiary Guarantor is released from its Subsidiary Guarantee, such Subsidiary Guarantor’s assets constituting Collateral will also be released; or
     (3) pursuant to an amendment, waiver or supplement in accordance with Article VIII hereof.
     Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.
     (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Bonds has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders.

     (d) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Collateral Documents. To the extent applicable, the Company will cause TIA § 313(b), relating to reports, and TIA § 314(d), relating to the release of property or securities from the Lien and security interest of this Indenture and the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of this Indenture and the Collateral Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.
ARTICLE EIGHT
AMENDMENTS, SUPPLEMENTS AND WAIVERS
     Section 8.01. Without Consent of Holders.
     From time to time, the Company, the Subsidiary Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Document, the Collateral Agent, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Bonds, the Subsidiary Guarantees, the Collateral Documents and any other Financing Document:
     (1) to cure any ambiguity, defect or inconsistency contained therein;
     (2) to provide for uncertificated Bonds in addition to or in place of certificated Bonds;
     (3) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders by the successor to the Company or such Subsidiary Guarantor, as the case may be;
     (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Bonds, the Subsidiary Guarantees, the Collateral Documents or any other Financing Document;
     (5) to comply with requirements of the SEC in order to effect the qualification of this Indenture under the TIA;
     (6) to allow any Subsidiary or any other Person to guarantee the Bonds;
     (7) to release a Subsidiary Guarantor as permitted by this Indenture and the relevant Subsidiary Guarantee;
     (8) if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Documents;
     (9) to make any amendment to the provisions of the Indenture relating to the form, authentication, transfer or legending of the Bonds; provided, however, that (a) compliance with this Indenture as so amended would not result in the Bonds being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of the Holders to transfer the Bonds, or
     (10) provide for the issuance of any PIK Bonds in accordance with Section 2.02(c)(ii).
so long as such amendment, modification, waiver or supplement does not, in the opinion of the Trustee and, if such amendment, modification or supplement relates to any Collateral Document, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, each of the Trustee and, if such amendment, modification or supplement relates to any Collateral Document, the Collateral Agent, will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.
     After an amendment, modification, waiver or supplement under this Section 8.01 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, modification, waiver or supplement. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, modification, waiver or supplement.
     Section 8.02. With Consent of Holders.
     The Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee, or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Bonds, may amend or supplement this Indenture, the Bonds, any Collateral Document, the Subsidiary Guarantees or any other Financing Document without notice to any other Holders. The Holder or Holders of a majority in aggregate principal amount of the outstanding Bonds may waive compliance by the Company with any provision of this Indenture, the Bonds, any Collateral Document or any other Financing Document without notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to Section 5.04, shall without the consent of each Holder of each Bond affected thereby:
     (1) reduce the principal amount of Bonds whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Bonds;
     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Bonds;
     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Bonds, or change the date on which any Bonds may be subject to redemption or reduce the redemption price therefor;
     (4) make any Bonds payable in money other than that stated in the Bonds;
     (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, and premium, if any, and interest on, such Bond on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Bonds to waive Defaults or Events of Default;
     (6) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Bonds or any Subsidiary Guarantee or any Lien created under any Collateral Agreement in a manner which adversely affects the Holders;

     (7) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;
     (8) release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Documents; or
     (9) make any change to Section 8.01 or this Section 8.02.
     It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.
     After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
     Section 8.03. Compliance with TIA.
     Every amendment, waiver or supplement of this Indenture, the Bonds, the Collateral Documents or the Subsidiary Guarantees that would be subject to the terms of the TIA shall comply with the TIA as then in effect.
     Section 8.04. Revocation and Effect of Consents.
     Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Bond or portion of a Bond that evidences the same debt as the consenting Holder’s Bond, even if notation of the consent is not made on any Bond. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Bond or portion of such Bond by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Document, the Collateral Agent, receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Bonds have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount of the outstanding Bonds or such Officers’ Certificate, whichever first occurs, and the execution thereof by the Trustee or the Collateral Agent, as the case may be.
     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.
     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (8) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Bond who has consented to it and every subsequent Holder of a Bond or portion of a Bond that evidences the same debt as the consenting

Holder’s Bond; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, and premium, if any, and interest on, a Bond, on or after the respective due dates expressed in such Bond, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.
     Section 8.05. Notation on or Exchange of Bonds.
     If an amendment, supplement or waiver changes the terms of a Bond, the Trustee may require the Holder of the Bond to deliver the Bond to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Bond about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Bond thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Bond shall issue and the Trustee shall authenticate a new Bond that reflects the changed terms. Failure to make an appropriate notation, or issue a new Bond, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company. Failure to make the appropriate notation or issue a new Bond shall not effect the validity and effect of such amendment, supplement or waiver.
     Section 8.06. Trustee to Sign Amendments, etc.
     The Trustee and/or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this Article Eight; provided that the Trustee or the Collateral Agent, as the case may be, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee or the Collateral Agent, as the case may be, under this Indenture, any Collateral Document or any other Financing Document. The Trustee or the Collateral Agent, as the case may be, shall be entitled to receive (in addition to the documents required pursuant to Section 10.04), and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Eight is authorized or permitted by this Indenture or the applicable Financing Document. Such Opinion of Counsel shall also state that the amendment or supplement is a valid and enforceable obligation of the Company. Such Opinion of Counsel shall not be an expense of the Trustee or the Collateral Agent, as the case may be, and shall be paid for by the Company.
     Section 8.07. Conformity with Trust Indenture Act.
     Every supplemental indenture executed pursuant to this Article Eight that is subject to the terms of the TIA shall conform to the requirements of the TIA as then in effect.
ARTICLE NINE
SUBSIDIARY GUARANTEE
     Section 9.01. Subsidiary Guarantee.
     Each Subsidiary Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the “Subsidiary Guarantee”), to each of the Holders, the Trustee and the Collateral Agent and its respective successors and assigns that (i) the principal of, premium, if any and interest on, the Bonds shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Bonds, by acceleration or otherwise, and interest on the overdue principal, if any, of, and interest on any interest, to the extent lawful, on, the Bonds and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Document or any other Financing Document shall be promptly paid in full or performed, all in accordance with the terms hereof or thereof; and (ii) in case of any extension of time of payment or renewal of any of the Bonds or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 9.03. The Subsidiary Guarantee of each Subsidiary Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Subsidiary Guarantor and equal in right of payment with all other senior obligations of such Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Bonds, this Indenture, any Collateral Document or any other Financing Document, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Bonds, this Indenture and in this Subsidiary Guarantee. The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and, to the extent permitted by applicable Law, after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, shall result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Subsidiary Guarantor for such purpose shall include any claim of such Subsidiary Guarantor against the Company for reimbursement and any claim against any other Subsidiary Guarantor for contribution. If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee, the Collateral Agent or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of this Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.
     Section 9.02. Release of a Subsidiary Guarantor.
     A Subsidiary Guarantor will be automatically and unconditionally released from its Subsidiary Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:
     (1) if the Company exercises its legal defeasance option or its covenant defeasance option as described in Section 7.01, or

     (2) upon satisfaction and discharge of this Indenture in accordance with Section 7.02 or payment in full in cash of the principal of, and premium, if any, and accrued and unpaid interest on, the Bonds and all other Obligations under this Indenture and each other Financing Document that are then due and payable.
     At the Company’s expense, the Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 9.02. Any Subsidiary Guarantor not so released remains liable for the full amount of its Subsidiary Guarantee as provided in this Article Nine.
     Section 9.03. Limitation of Subsidiary Guarantor’s Liability.
     Each Subsidiary Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and, to the extent permitted by applicable Law, after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 9.04, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.
     Section 9.04. Contribution.
     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a pro rata contribution from each other Subsidiary Guarantor hereunder based on the net assets of each other Subsidiary Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Bonds to the benefits of this Indenture, the Bonds or the Subsidiary Guarantees.
     Section 9.05. Waiver of Subrogation.
     Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
     Section 9.06. Waiver of Stay, Extension or Usury Laws.
     Each Subsidiary Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Subsidiary Guarantee; and each Subsidiary Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE TEN
MISCELLANEOUS
     Section 10.01. Intentionally Omitted.
     Section 10.02. Notices.
     Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
if to the Company:
Molecular Insight Pharmaceuticals, Inc.
160 Second Street
Cambridge, MA 02142
Attention: Chief Operating Officer
Facsimile Number: (617) 492-5664
With a copy to:
Foley & Lardner LLP
111 Huntington Avenue
Boston, MA 02199
Attention: Gabor Garai, Esq.
Facsimile Number: (617) 342-4001
if to the Trustee:
The Bank of New York Trust Company, N.A.
222 Berkeley Street, 2nd Floor
Boston, MA 02116
Attn: Global Corporate Trust
Facsimile Number: (617) 351-2401
if to the Collateral Agent:
The Bank of New York Trust Company, N.A.
222 Berkeley Street, 2nd Floor
Boston, MA 02116
Attn: Global Corporate Trust
Facsimile Number: (617) 351-2401
     Each of the Company, the Trustee and the Collateral Agent by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Trustee or the Collateral Agent shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 10.03. Communications by Holders with Other Holders.
     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Bonds, any Collateral Document, any Subsidiary Guarantee or any other Financing Document. The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA Section 312(c).
     Section 10.04. Certificate and Opinion as to Conditions Precedent.
     Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee or the Collateral Agent, as the case may be, to take any action under this Indenture, any Collateral Document or any other Financing Document, the Company shall furnish to the Trustee or the Collateral Agent, as the case may be, upon request:
     (1) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee or the Collateral Agent, as the case may be, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company or the applicable Subsidiary Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Document or any other Financing Document relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Subsidiary Guarantor (as the case may be), if any, provided for in this Indenture, any Collateral Document or any other Financing Document relating to the proposed action have been complied with.
     Section 10.05. Statements Required in Certificate or Opinion.
     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, any Collateral Document or any other Financing Document other than the Officers’ Certificate required by Section 4.06, shall include:
     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

     Section 10.06. Rules by Trustee, Paying Agent, Registrar.
     The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.
     Section 10.07. Legal Holidays.
     A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York, or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
     Section 10.08. Governing Law; Submission to Jurisdiction.
     THIS INDENTURE AND THE BONDS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.
     Section 10.09. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
     Section 10.10. No Recourse Against Others.
     A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Bonds, this Indenture, the Collateral Documents or any other Financing Document, or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Bond, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Bonds.
     Section 10.11. Successors.
     All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Bonds shall bind their successors. All agreements of each of the Trustee and the Collateral Agent in this Indenture shall bind their respective successors.
     Section 10.12. Duplicate Originals.
     All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     Section 10.13. Severability.
     In case any one or more of the provisions in this Indenture, the Bonds or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
     Section 10.14. Waiver of Jury Trial.
     THE COMPANY AND EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE BONDS, THE SUBSIDIARY GUARANTEES, THE COLLATERAL DOCUMENTS OR ANY OTHER FINANCING DOCUMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY.
     Section 10.15. Authorization of Actions To Be Taken by the Collateral Agent under the Financing Documents.
     The Bank of New York Trust Company, N.A. is hereby appointed Collateral Agent. Subject to the provisions of the applicable Financing Documents, the Trustee and each Holder, by acceptance of its Bond(s) agrees that (a) the Collateral Agent shall execute and deliver the Financing Documents and the ENSR Reliance Letter and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Financing Documents and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Subsidiary Guarantors hereunder and under the Bonds, the Subsidiary Guarantees, the Financing Documents and the other Financing Documents and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Financing Documents or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Secured Parties in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee). Notwithstanding the foregoing, the Collateral Agent may, at the expense of the Company, request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Bonds, shall take such actions.
     Section 10.16. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.
     The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Documents and for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of this Indenture.

SIGNATURES
     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:	/s/ John E. McCray
Name:	John E. McCray
Title:	COO

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee and Collateral Agent
By:	/s/ Diana J. Kenneally
Name:	Diana J. Kenneally
Title:	VP

EXHIBIT A
[FORM OF BOND]
THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS BOND NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS BOND, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS BOND IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH BOND, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY (AS HEREINAFTER DEFINED) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS BOND (OR ANY PREDECESSOR OF SUCH BOND), ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS BOND IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS BOND FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS BOND IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THIS BOND IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION SECTION 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE FOR THIS BOND, YOU SHOULD SUBMIT A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS: MOLECULAR INSIGHT PHARMACEUTICALS, INC., 160 SECOND STREET, CAMBRIDGE, MA 02142, ATTN: CHIEF OPERATING OFFICER.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
SENIOR SECURED FLOATING RATE BONDS DUE 2012

CUSIP No.
No.	$
     Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation, for value received promises to pay to                               , or registered assigns, the principal sum of                      DOLLARS ($[          ]) on November 16, 2012.

Interest Rate:	a floating interest rate determined in accordance with Paragraph
1 on the reverse side of this Bond

Interest Payment Dates:	February 1, May 1, August 1 and November 1,
commencing February 1, 2008

Record Dates: January 15, April 15, July 15 and October 15
               Reference is made to the further provisions of this Bond contained on the reverse side of this Bond, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Bond to be signed manually or by facsimile by its duly authorized officer.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:
Name:
Title:

Dated:
TRUSTEE CERTIFICATE OF AUTHENTICATION
     This is one of the Senior Secured Floating Rate Bonds due 2012 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
Dated:	By:
Authorized Signatory

(REVERSE OF BOND)
Senior Secured Floating Rate Bonds due 2012
1.	Interest.
     Molecular Insight Pharmaceuticals, Inc. (the “Company”, which term includes any successor) promises to pay interest on the principal amount of this Bond at the Interest Rate determined in accordance with the terms hereof. Interest on the Bond will accrue from the most recent date on which interest has been paid or, if no interest has been paid, with respect to an Original Bond, from and including the Issue Date and, with respect to a PIK Bond, from and including the date of issuance of such PIK Bond. The Company will pay interest quarterly in arrears on each Interest Payment Date, commencing February 1, 2008; provided, however that if a Shortfall exists on any Interest Payment Date (other than an Interest Payment Date that is also a Redemption Date) between and including November 16, 2007 and November 16, 2010, such Shortfall shall be payable through the issuance of PIK Bonds in a principal amount equal to such Shortfall pursuant to Section 2.02(c)(ii) of the Indenture. Interest will be computed on the basis of the actual number of days for which interest is payable in the relevant Interest Period divided by 360.
     This Bond will bear interest for each Interest Period at a per annum rate (“Interest Rate”) determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The Interest Rate for each Interest Period will be equal to LIBOR on the Interest Determination Date for such Interest Period plus 8.00%; provided, however, that in certain circumstances described below, the Interest Rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee for the Bonds, if the Trustee is not then serving as the Calculation Agent, of the Interest Rate for the new Interest Period. The Interest Rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and registered Holders of this Bond, the Company and the Trustee for the Bonds.
     “Business Day” means, with respect to this Bond, any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the state where the Corporate Trust Office is located.
     “Calculation Agent” means The Bank of New York Trust Company, N.A., in its capacity as calculation agent under the Calculation Agency Agreement, and its successors.
     “Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.
     “Interest Period” means the period commencing on an Interest Payment Date (or commencing on the Issue Date, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date.

     “LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date that appears on Reuters LIBOR0l Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR0l Page as of 11:00 a.m. (London time) on the Interest Determination Period, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the Interest Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate and, if at least two such quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, LIBOR for that Interest Period will be the same as LIBOR as determined for the previous Interest Period. The establishment of LIBOR by the Calculation Agent shall (in the absence of manifest error) be final and binding.
     “London Business Day” means a Business Day and a day on which dealings in deposits in U. S. dollars are transferred, or with respect to any future date are expected to be transferred, in the London interbank market.
     “Reuters LIBOR01 Page” means the display so designated as the Reuters 3000 Xtra (or such other page as may replace that page or that service, or such other service as may be nominated by the Calculation Agent as the information vendor, for the purpose of displaying rates as prices comparable to the London Interbank Offered rate for U.S. dollar deposits).
Upon request, the Calculation Agent will provide the current Interest Rate and, if determined, the Interest Rate which will become effective for the next Interest Period.
     All percentages resulting from any calculation of the Interest Rate will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).
2.	Method of Payment.
     The Company shall pay interest on the Bonds (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Bonds are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Payments of interest in the form of PIK Bonds in respect of this Bond issued in the form of a Global Bond shall be effected by the Trustee’s notation of an increase in the principal amount of this Bond as set forth above and through the book-entry procedures of DTC. Payments of interest in the form of PIK Bonds in respect of this Bond issued in the form of a definitive Bond shall be made through the issuance of definitive PIK Bonds by the Trustee to the Holder on the applicable Record Date at its address appearing on the Register maintained with respect to this Bond. Holders must surrender Bonds to a Paying Agent to collect principal payments. The Company shall pay principal and interest in such coin or currency of the United States (except for the issuance of PIK Bonds as payment of interest) that at the time of payment is immediately available legal tender for payment of public and private debts (“U.S. Legal Tender”). The Company shall deliver any such interest and principal payment to the Paying Agent.
3.	Paying Agent and Registrar.
     Initially, The Bank of New York Trust Company, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. Neither the Company nor any Affiliate of the Company shall act as Paying Agent or Registrar. If the Trustee acquires any conflicting interest as described in the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), it must eliminate such conflict or resign.
4.	Indenture.
     The Bonds were issued under an Indenture, dated as of November 16, 2007 (the “Indenture”), between the Company, the Trustee and Collateral Agent. The terms of the Bonds include those stated in the Indenture and those stated herein. Notwithstanding anything to the contrary herein, the Bonds are subject to all such terms, and Holders of Bonds are referred to the Indenture for a statement of such terms. The Bonds are senior secured obligations of the Company. Each Holder, by accepting a Bond, agrees to be bound by all of the terms and provisions of the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein.
5.	Subsidiary Guarantees.
     Payment of principal of and premium, if any, and interest on, the Bonds, is unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors.
6.	Optional Redemption.
     (a) Optional Make Whole Redemption. Pursuant to Section 3.01(b) of the Indenture, at any time prior to November 16, 2008, the Company may redeem the Bonds, at its option, in whole or in part, upon not less than 20 nor more than 60 days’ notice, at a redemption price equal to the greater of:
     (1) 106% of the aggregate principal amount of the Bonds being redeemed and
     (2) the present values of 106.00% of the aggregate principal amount of such Bonds and scheduled payments of interest on such Bonds to and including November 16, 2008 (assuming for purposes of calculating interest due on such Bonds that LIBOR is equal to the average of the rate per annum quoted by the

British Bankers’ Association for dollar deposits in the London Interbank market for the four immediately preceding consecutive three-month periods), discounted to the date of redemption on an annual basis at the Treasury Rate plus 50 basis points, together with, in each case, accrued and unpaid interest, to such Make-Whole Redemption Date.
     (b) Optional Redemption. Pursuant to Section 3.01(b) of the Indenture, at any time on or after November 16, 2008, the Company may redeem the Bonds, at its option, in whole or in part, upon not less than 20 nor more than 60 days’ notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest, if redeemed during the twelve-month period commencing on November 1, of the year set forth below:

Year		Percentage
2008		106.00%
2009		104.00%
2010		102.00%
2011	and thereafter	100.00%
     (c) Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Bonds to be redeemed at such Holder’s registered address. If fewer than all of the Bonds are to be redeemed, at any time, selection of Bonds for redemption will be made by the Trustee, on a pro rata basis, by lot or by such method as the Trustee may reasonably determine is fair and appropriate (subject to the procedures of DTC or any other depository); provided that no partial redemption will reduce the principal amount of a Bond not redeemed to a denomination of less than $100,000. Bonds in denominations of $100,000 or more may be redeemed in part in multiples of $100,000 only.
     Except as set forth in the Indenture, if monies for the redemption of the Bonds called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest, the Bonds called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Bonds will be to receive payment of the redemption price plus accrued and unpaid interest, as of the redemption date upon surrender to the Paying Agent of the Bonds redeemed.
7.	Mandatory Redemption.
     The Bonds are subject to mandatory redemption on the terms and conditions set forth in Section 3.01(a) of the Indenture.
     The Redemption Price of any Bond redeemed in accordance with Section 3.01(a) of the Indenture will be at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest, if redeemed during the twelve-month period commencing on November 1, of the year set forth below:

Year		Percentage
2008		106.00%
2009		104.00%
2010		102.00%
2011	and thereafter	100.00%
; provided that, the Redemption Price of any Bond redeemed in accordance with Section 3.01(a)(v) and (a)(vi) of the Indenture will be at 100% of the principal price thereof, plus accrued and unpaid interest at the time of redemption.
8.	Denominations; Transfer; Exchange.
     The Bonds are in registered form, without coupons, in denominations of $100,000 and any integral multiples thereof. A Holder shall register the transfer of or exchange of Bonds in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Bonds or portions thereof selected for redemption.
9.	Persons Deemed Owners.
     The registered Holder of a Bond shall be treated as the owner of it and the Bonds of which it is composed for all purposes.
10.	Unclaimed Money.
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company upon written request by the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.
11.	Discharge Prior to Redemption or Maturity.
     If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Bonds to redemption or the Maturity Date and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Bonds, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, and interest, on the Bonds when such payments are due from the deposits referred to above.
12.	Amendment; Supplement; Waiver.
     The Company, the Subsidiary Guarantors, the Trustee and, if such amendment, modification or supplement relates to any Collateral Document, the Collateral Agent, without the consent of the Holders, may amend, modify or supplement the Indenture, the Bonds, the Subsidiary Guarantees, the Collateral Documents and any other Financing Document:
(1) to cure any ambiguity, defect or inconsistency contained therein;
(2) to provide for uncertificated Bonds in addition to or in place of certificated Bonds;
(3) to provide for the assumption of the Company’s or a Subsidiary Guarantor’s obligations to Holders by the successor to the Company or such Subsidiary Guarantor, as the case may be;
(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture, the Bonds, the Subsidiary Guarantees, the Collateral Documents or any other Financing Document;
(5) to comply with requirements of the SEC in order to effect the qualification of the Indenture under the TIA;
(6) to allow any Subsidiary or any other Person to guarantee the Bonds;
(7) to release a Subsidiary Guarantor as permitted by the Indenture and the relevant Subsidiary Guarantee;
(8) if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or Collateral Documents;
(9) to make any amendment to the provisions of the Indenture relating to the form, authentication, transfer or legending of the Bonds, provided, however, that (a) compliance with the Indenture as so amended would not result in the Bonds beings transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially affect the rights of the Holders to transfer the Bonds; or
(10) provide for the issuance of any PIK Bonds in accordance with Section 2.02(c)(ii) of the Indenture, so long as such amendment, modification, waiver or supplement does not, in the opinion of the Trustee and, if such amendment, modification or supplement relates to any Collateral Document, the Collateral Agent, adversely affect the rights of any of the Holders in any material respect. In formulating its opinion on such matters, each of the Trustee and, if such amendment, modification or supplement relates to any Collateral Document, the Collateral Agent, will be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel. Other amendments of, modifications to and supplements to the Indenture, the Bonds, the Subsidiary Guarantee, the Collateral Documents and any other Financing Document may be made with the consent of the Holders of a majority in principal amount of the then outstanding Bonds issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:
(1) reduce the principal amount of Bonds whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Bonds;
(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Bonds;
(3) reduce the principal of or change or have the effect of changing the fixed maturity of any Bonds, or change the date on which any Bonds may be subject to redemption or reduce the redemption price therefor;
(4) make any Bonds payable in money other than that stated in the Bonds;
(5) make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, and premium, if any, and interest on, such Bond on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Bonds to waive Defaults or Events of Default;
(6) modify or change any provision of the Indenture or the related definitions affecting the ranking of the Bonds or any Subsidiary Guarantee or any Lien created under any Collateral Agreement in a manner which adversely affects the Holders;
(7) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture;
(8) release all or substantially all of the Collateral otherwise than in accordance with the terms of the Indenture and the Collateral Documents; or
(9) make any change to Section 8.01 or Section 8.02 of the Indenture.
13.	Restrictive Covenants.
     The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness or grant Liens, make payments in respect of their Equity Interests or certain Indebtedness, enter into transactions with Affiliates, make Capital Expenditures, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.
14.	Defaults and Remedies.

     If an Event of Default (other than certain events of bankruptcy) occurs and is continuing and has not been waived, the Trustee may, and upon the direction of the Holders of at least 25% in aggregate principal amount of the Bonds, shall declare the principal of and premium, if any, accrued interest, on all the Bonds to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Bonds may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Bonds unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Bonds then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Bonds notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.
15.	Trustee Dealings with Company.
     Subject to the terms of the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Company, any Subsidiaries of the Company or its respective Affiliates as if it were not the Trustee.
16.	No Recourse Against Others.
     No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Subsidiary Guarantors shall have any liability for any obligation of the Company under the Bonds, the Subsidiary Guarantees, the Collateral Documents or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Bond waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Bonds.
17.	Authentication.
     This Bond shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Bond.
18.	Governing Law.
     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS BOND, THE SUBSIDIARY GUARANTEES, THE COLLATERAL DOCUMENTS AND THE INDENTURE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
19.	Waiver of Jury Trial.
     Each of the parties hereto and the holders (by their acceptance of this Bond) hereby irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any action or proceeding arising out of or in connection with the Indenture, this Bond, the Subsidiary Guarantees, the Collateral Documents or the transactions contemplated by the Indenture.

20.	Abbreviations and Defined Terms.
     Customary abbreviations may be used in the name of a Holder of a Bond or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     The Company will furnish to any Holder of a Bond upon written request and without charge a copy of the Indenture. Requests may be made to: Molecular Insight Pharmaceuticals, Inc., 160 Second Street, Cambridge, MA 02142.

ASSIGNMENT FORM
          If you the Holder want to assign this Bond, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Bond to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)
and irrevocably appoint                                                                                                                          agent to transfer this Bond on the books of the Company. The agent may substitute another to act for him.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Bond)
Signature Guarantee:
          In connection with any transfer of this Bond, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Bond is being transferred:
[Check One]

(1)	to the Company or a subsidiary thereof; or

(2)	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(3)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Bonds evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Bonds, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
     If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Bond in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:	Signed:

(Sign exactly as your name appears on the other side of this Bond)
Signature Guarantee:
TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
          The undersigned represents and warrants that it is purchasing this Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

EXHIBIT B
FORM OF LEGEND FOR GLOBAL BOND
          Any Global Bond authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:
     THIS SECURITY IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS BOND IS NOT EXCHANGEABLE FOR BONDS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS BOND (OTHER THAN A TRANSFER OF THIS BOND AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

B-1